Exhibit 10.3

EXECUTION VERSION

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

FUBO OPERATIONS LLC

a Delaware limited liability company

Dated as of October 29, 2025

THE SECURITIES REPRESENTED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

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SECTION 12.01.	Substituted Members	51
SECTION 12.02.	Additional Members	51

ARTICLE XIII

Resignation		51

SECTION 13.01.	Withdrawal and Resignation of Members	51

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Exhibits

Exhibit A	–	Form of Joinder Agreement

Schedules

Schedule 1	–	Schedule of Members

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AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
FUBO OPERATIONS LLC

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (together with the Exhibits and Schedules attached hereto and as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms, this “Agreement”) of Fubo Operations LLC, a Delaware limited liability company (the “Company”), is entered into effective as of the Effective Time (as defined herein), by and among the Company, Hulu, LLC, a Delaware limited liability company (“Hulu”), FuboTV Inc., a Delaware corporation (“Fubo”), and each other Member (as defined herein).

RECITALS

Capitalized terms used in these recitals without definition have the meanings set forth in Article I.

WHEREAS, Hulu and Fubo are parties to that certain Business Combination Agreement, dated as of January 6, 2025 (the “Business Combination Agreement”), by and among The Walt Disney Company, a Delaware corporation (“Disney”), Hulu and Fubo;

WHEREAS, in connection with the transactions contemplated by the Business Combination Agreement, the Company was formed as a limited liability company pursuant to and in accordance with the Delaware Act by the filing of the initial Certificate with the Secretary of State of the State of Delaware on October 13, 2025 (the “Formation Date”) and the entering into of the Limited Liability Company Agreement of the Company by Hulu, as the sole member of the Company, effective as of the Formation Date (the “Original LLC Agreement”); and

WHEREAS, Hulu, as the sole member of the Company, desires to amend and restate the Original LLC Agreement as provided herein and continue the Company as a limited liability company under the Delaware Act.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Original LLC Agreement is hereby amended and restated in its entirety and the Company and the Members, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary.

“Action” means any suit, action, arbitration, charge, hearing, investigation, audit, petition or other legal, administrative or arbitral proceeding by or before any Governmental Entity.

“Additional Member” has the meaning set forth in Section 12.02.

“Adjusted Capital Account” means the Capital Account of any Member as of the end of any Allocation Period:

(a) reduced for any items described in Treasury Regulations Section 1.704- 1(b)(2)(ii)(d)(4), (5) and (6); and

(b) increased for any amount such Member is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704- 2(g)(1) and 1.704-2(i) (relating to minimum gain).

“Adjusted Capital Account Deficit” means, with respect to the Adjusted Capital Account of any Member as of the end of any Allocation Period, the amount by which the balance in such Adjusted Capital Account is less than zero.

“Admission Date” has the meaning set forth in Section 10.06.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such first Person. For purposes of this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. Notwithstanding the foregoing, for purposes of this Agreement, Fubo, the Company and their respective Subsidiaries, on the one hand, shall be deemed to not be Affiliates of Disney and its other Subsidiaries (including Hulu), on the other hand, and vice versa.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Allocation Period” means, as applicable, the period (a) beginning the day following the end of a prior Allocation Period, and (b) ending (i) on the last day of each Taxable Year; (ii) the day preceding any day in which an adjustment to the Book Value of the Company’s properties pursuant to clauses (b)(i), (b)(ii), (b)(iii) or (b)(vi) of the definition of Book Value occurs; (iii) immediately after any day in which an adjustment to the Book Value of the Company’s properties pursuant to clauses (b)(iv) and (b)(v) of the definition of Book Value occurs; or (iv) on any other date determined by the Manager.

“Appeal Arbitrator” has the meaning set forth in Section 15.10(b).

“Arbitration Rules” has the meaning set forth in Section 15.10(a).

“Arbitrator” has the meaning set forth in Section  15.10(b).

“Assignee” means a Person to whom a Company Interest has been Transferred in accordance with this Agreement but who has not been admitted as a Member pursuant to Article XII.

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“Base Rate” means, on any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.

“BBA Audit Rules” has the meaning set forth in Section 9.03.

“beneficial owner” or “beneficially own” or “beneficial ownership” or “beneficial interest” and words of similar import have the meaning assigned to such terms in Rule 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement and a Person’s beneficial ownership of Equity Securities shall be calculated in accordance with the provisions of such rule.

“Black-Out Period” means any “black-out” or similar period under Disney’s or Fubo’s policies covering trading in Fubo’s securities to which the applicable Redeeming Member is subject (or will be subject at such time as it owns Class A Common Stock), which period restricts the ability of such Redeeming Member to immediately resell shares of Class A Common Stock to be delivered to such Redeeming Member in connection with a Share Settlement Exchange. For purposes of this definition, a Redeeming Member shall include any Member whose Redeemed Units are acquired by Fubo in a Direct Exchange.

“Book Value” means, with respect to any property of the Company, such property’s adjusted basis for U.S. federal income tax purposes, except as follows:

(a) The initial Book Value of any property contributed by a Member to the Company shall be the Fair Market Value of such property as of the date of such contribution.

(b) The Book Values of all properties shall be adjusted to equal their respective Fair Market Values in connection with (i) the acquisition of an interest (or additional interest) in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution to the Company or in exchange for the performance of more than a de minimis amount of services to or for the benefit of the Company; (ii) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company; (iii) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g)(1); (iv) the acquisition of an interest in the Company by any new or existing Member upon the exercise of a non-compensatory option in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(s); (v) upon the conversion of any Unvested 2029 Convertible Units into Common Units in connection with a Share Vesting Event in accordance with principles similar to those set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(s); or (vi) any other event to the extent determined by the Manager to be permitted and necessary to properly reflect Book Values in accordance with the standards set forth in Treasury Regulation Section 1.704-1(b)(2)(iv)(q); provided, however, that adjustments pursuant to clauses (b)(i), (b)(ii) and (b)(iv) above shall be made only if the Manager reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company. If any non-compensatory options or Unvested 2029 Convertible Units are outstanding upon the occurrence of an event described in clauses (b)(i) through (b)(v) above, the Company shall adjust the Book Values of its properties in accordance with Treasury Regulation Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2).

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(c) The Book Value of property distributed to a Member shall be adjusted to equal the Fair Market Value of such property as of the date of such distribution.

(d) The Book Value of all property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such property pursuant to Code Section 734(b) (including any such adjustments pursuant to Treasury Regulation Section 1.734-2(b)(1)), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m) and Section 5.01(b)(v) or Section 5.03(f); provided, however, that the Book Value of property shall not be adjusted pursuant to this clause (d) to the extent that the Manager reasonably determines an adjustment pursuant to clause (b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d).

(e) If the Book Value of property has been determined or adjusted pursuant to clauses (a), (b) or (d) of this definition, such Book Value shall thereafter be adjusted by the depreciation taken into account with respect to such property for purposes of computing Profits, Losses and other items allocated pursuant to Article V.

“Business Combination Agreement” has the meaning set forth in the recitals to this Agreement.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by applicable Law to close.

“Capital Account” means the capital account maintained for a Member in accordance with Section 5.01.

“Capital Contribution” means, with respect to any Member, the amount of any cash, cash equivalents, promissory obligations or the Fair Market Value of other property that such Member contributes (or is deemed to contribute) to the Company pursuant to Article III (including Section 3.01(a)). For purposes of this definition, if the Company issues Units or if there is a Revaluation following the Effective Time, each Member’s Capital Contributions shall be adjusted in good faith by the Manager so as to equal such Member’s current claim on the Company’s equity, as calculated based on the Class A Trading Price and such Member’s right to distributions under Section 4.01.

“Cash Settlement” means, with respect to any Exchange, immediately available funds in U.S. dollars in an amount equal to the product of (a) the Share Settlement and (b) the Class A Trading Price.

“Cash Vesting Event” means the conversion of all or any Existing Convertible Notes settled with cash.

“Certificate” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware in accordance with the Delaware Act, as such Certificate has been or may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the Delaware Act.

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“Change of Control Transaction” means (a) any transaction in which a Person or Group acquires, directly or indirectly, (i) beneficial ownership of more than 50% of the outstanding Units, other than in connection with any Exchange or a transaction pursuant to which the beneficial owners of Units immediately prior to the transaction continue to beneficially own, directly or indirectly, more than 50% of the outstanding Units (or more than 50% of the outstanding equity interests of any successor, surviving entity or direct or indirect parent of the Company) immediately following the transaction or (ii) all or substantially all of the consolidated assets of the Company and its Subsidiaries or (b) any other transaction in which the Company issues Units representing more than 50% of the then outstanding Units, in either case, whether by merger, other business combination or otherwise; provided, however, that none of the following shall constitute a Change of Control Transaction: a transaction solely (A) between the Company or any of its Subsidiaries, on the one hand, and the Company or any of its Subsidiaries, on the other hand, (B) for the purpose of changing the jurisdiction of domicile of the Company or (C) for the purpose of changing the form of entity of the Company.

“Class A Common Stock” means the shares of Class A Common Stock, par value $0.0001 per share, of Fubo.

“Class A Ratio” has the meaning set forth in Section 3.04(a).

“Class A Trading Price” means, as of any date of determination, the arithmetic average of the volume weighted average prices for a share of Class A Common Stock (or any class of stock into which it has been converted) on the principal securities exchange or automated or electronic quotation system on which the Class A Common Stock is traded or quoted, as reported by Bloomberg, L.P. or its successor, for each of the five consecutive full Trading Days ending on and including the last full Trading Day immediately prior to such date, subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock. If the Class A Common Stock no longer trades on a securities exchange or automated or electronic quotation system, then the Fubo Audit Committee shall determine in good faith the Class A Trading Price that would be obtained in an arms-length transaction between an informed and willing buyer and an informed and willing seller, with neither party having any compulsion to buy or sell, and without regard to the particular circumstances of the buyer or seller.

“Class B Common Stock” means the shares of Class B Common Stock, par value $0.0001 per share, of Fubo.

“Code” means the U.S. Internal Revenue Code of 1986.

“Common Stock” means the Class A Common Stock and the Class B Common Stock, collectively.

“Common Units” means the Units designated as “Common Units” pursuant to this Agreement.

“Company” has the meaning set forth in the preamble to this Agreement.

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“Company Equity Securities” means (a) Units or other equity interests in the Company or any Subsidiary of the Company (including other classes or series thereof having such relative rights, powers and duties as may from time to time be established by the Manager pursuant to the provisions of this Agreement, including rights, powers and duties senior to existing classes and series of Units and other equity interests in the Company or any Subsidiary of the Company), (b) other securities or interests (including evidences of indebtedness) convertible or exchangeable into Units or other equity interests in the Company or any Subsidiary of the Company and (c) warrants, options or other rights to purchase or otherwise acquire Units or other equity interests in the Company or any Subsidiary of the Company.

“Company Interest” means, with respect to any Member or Assignee, such Member’s or Assignee’s, as applicable, entire limited liability company interest in the Company, including such Member’s or Assignee’s, as applicable, share of the Profits and Losses of the Company and such Member’s or Assignee’s right to receive distributions of the Company’s assets.

“Confidential Information” has the meaning set forth in Section 15.01(a).

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq.

“Designated Individual” has the meaning set forth in Section 9.03.

“DGCL” means the General Corporation Law of the State of Delaware.

“Direct Exchange” has the meaning set forth in Section 11.03(a).

“Direct Exchange Election Notice” has the meaning set forth in Section 11.03(b).

“Discount” has the meaning set forth in Section 11.02.

“Disney” has the meaning set forth in the recitals to this Agreement.

“Dispute” has the meaning set forth in Section 15.10.

“Disregarded Shares” has the meaning set forth in Section 3.04(a).

“Distributable Cash” means, as of any date, the cash and cash equivalents of the Company as of such date that the Manager determines are available to be distributed to the Members by the Company in accordance with applicable Law and any restrictions on distributions contained in any agreement to which the Company is bound, net of any reserves established by the Manager.

“Distribution” means each distribution made by the Company to a Member with respect to such Member’s Units, whether in cash, property or securities of the Company and whether by liquidating distribution or otherwise; provided, however, that none of the following shall be a Distribution: (a) any recapitalization that does not result in the distribution of cash or property to the Members or any exchange of securities of the Company, and any dividend or subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units, (b) any other payment made by the Company to a Member that is not properly treated as a “distribution” for purposes of Section 731, Section 732 or Section 733 or other applicable provisions of the Code or (c) any amounts payable pursuant to Section 6.06. “Distributed” has a meaning correlative to the foregoing.

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“Downstairs Warrant” has the meaning set forth in Section 3.04(e).

“Downstairs Warrant Agreement” has the meaning set forth in Section 3.04(e).

“Effective Time” has the meaning set forth in Section 15.13.

“Encumbrance” means any security interest, pledge, charge, license, mortgage, lien or other encumbrance, except for restrictions arising under applicable securities Laws and under this Agreement.

“Equity Award” means any (i) Vested Fubo Shares, (ii) Unvested Fubo Shares or (iii) any option, stock unit, appreciation right, phantom equity or other equity-based award representing the right to acquire or receive, or that has a value that is otherwise linked to, shares of Class A Common Stock, and which is granted pursuant to an Equity Plan.

“Equity Plan” means any option, stock, unit, stock unit, appreciation right, phantom equity or other equity or equity-based compensation plan, program, agreement or arrangement, in each case now or hereafter adopted by Fubo, including the Fubo Stock Plans.

“Equity Securities” means, collectively, the Company Equity Securities and the Fubo Equity Securities.

“Event of Withdrawal” means the expulsion, bankruptcy (as set forth in Sections 18-101(1) and Section 18-304 of the Delaware Act) or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company. “Event of Withdrawal” shall not include an event that (a) terminates the existence of a Member for income tax purposes (including (i) a change in entity classification of a Member under Treasury Regulations Section 301.7701-3, (ii) a sale of assets by, or liquidation of, a Member pursuant to an election under Section 336 or Section 338 of the Code or (iii) merger, severance, or allocation within a trust or among sub-trusts of a trust that is a Member) but that (b) does not terminate the existence of such Member under applicable state law (or, in the case of a trust that is a Member, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Company Interests of such trust that is a Member).

“Exchange” means any Redemption or Direct Exchange.

“Exchange Act” means the U.S. Securities Exchange Act of 1934 and applicable rules and regulations thereunder.

“Existing Convertible Notes” means Fubo’s Convertible Senior Secured Notes due 2029.

“Fair Market Value” means, with respect to any asset, the amount which the Company (or other applicable owner of such asset) would receive in an all-cash sale of such asset in an arms-length transaction with a willing, unaffiliated third party, with neither party having any compulsion to buy or sell, consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value, as such amount is determined by the Manager (or, if pursuant to Section 14.02, the liquidating trustee) in its good faith judgment using all factors, information and data it deems to be pertinent.

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“Family Members” means, with respect to any Person, such Person’s spouse, parents, siblings and descendants (whether natural or adopted).

“FINRA” means the Financial Industry Regulatory Authority.

“Fiscal Year” means the Company’s annual accounting period established pursuant to Section 8.02.

“Formation Date” has the meaning set forth in the recitals to this Agreement.

“Fubo” has the meaning set forth in the preamble to this Agreement.

“Fubo Audit Committee” means the audit committee of the Fubo Board.

“Fubo Board” means the Board of Directors of Fubo.

“Fubo Bylaws” means the Bylaws of Fubo, as in effect from time to time.

“Fubo Charter” means the Certificate of Incorporation of Fubo, as in effect from time to time.

“Fubo Equity Securities” means (a) Common Stock or any other equity interests in Fubo, (b) other securities or interests (including evidences of indebtedness) convertible or exchangeable into Common Stock or other equity interests in Fubo (including the Existing Convertible Notes) and (c) warrants, options or other rights to purchase or acquire Common Stock or other equity interests in Fubo.

“Fubo Governing Documents” means, collectively, the Fubo Charter, the Fubo Bylaws, the charters of any committee of Fubo’s board of directors and the Stockholders Agreement.

“Fubo Group Entities” means, collectively, Fubo, the Company and their respective Subsidiaries. For the avoidance of doubt, no Hulu Group Entity shall be a Fubo Group Entity.

“Fubo Stock Plans” means Fubo’s 2015 Equity Incentive Plan, 2020 Equity Incentive Plan, 2022 Employment Inducement Equity Incentive Plan, 2023 Employment Inducement Equity Incentive Plan, 2024 Employment Inducement Equity Incentive Plan and 2025 Employment Inducement Equity Incentive Plan, each as amended through the date of this Agreement and each as such plan may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Governmental Entity” means any U.S. federal, state or local, or foreign, international or supranational, government, court or tribunal, or administrative, executive, governmental or regulatory or self-regulatory body, agency or authority thereof.

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“Group” means any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Units, including groups of Persons that would be required, if the Company were subject to Section 13, 14 or 15(d) of the Exchange Act, under Section 13(d) of the Exchange Act to file a statement on Schedule 13D with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act.

“Hulu” has the meaning set forth in the preamble to this Agreement.

“Hulu Group Entities” means, collectively, Hulu and its Affiliates. For the avoidance of doubt, no Fubo Group Entity shall be a Hulu Group Entity.

“Indemnified Person” has the meaning set forth in Section 6.09(a).

“Initial Arbitrator” has the meaning set forth in Section 15.10(a).

“Investment Company Act” means the U.S. Investment Company Act of 1940, and applicable rules and regulations thereunder.

“JAMS” has the meaning set forth in Section 15.10(a).

“Joinder” means a joinder to this Agreement, in form and substance substantially similar to Exhibit A to this Agreement.

“Law” means any foreign, federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, statute, ordinance, code, rule, regulation or other similar requirement enacted, adopted, promulgated or applied by a Governmental Entity.

“Losses” means items of Company loss or deduction determined according to Section 5.01(b).

“Majority Members” means, as of any particular time, the Member or Members holding a majority of the Voting Units outstanding as of such time (which, for the avoidance of doubt, may include the entity that is also the Manager in its capacity as a Member).

“Manager” means Fubo as the sole “manager” of the Company as of the Effective Time, and any successor thereto designated pursuant to Section 6.04, in its capacity as the manager of the Company.

“Member” means, as of any particular time, (a) each Person admitted as a member of the Company pursuant to Section 3.01 and (b) any Person admitted to the Company as a Substituted Member or Additional Member in accordance with Article XII, in each case, in such Person’s capacity as a member of the Company and only so long as such Person is shown on the Company’s books and records, including the Schedule of Members, as the owner of one or more Units.

“Minimum Gain” means “partnership minimum gain” determined pursuant to Treasury Regulations Section 1.704-2(d).

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“Net Loss” means, with respect to an Allocation Period, the excess, if any, of Losses for such Allocation Period over Profits for such Allocation Period (excluding Profits and Losses specially allocated pursuant to Section 5.03).

“Net Profit” means, with respect to an Allocation Period, the excess, if any, of Profits for such Allocation Period over Losses for such Allocation Period (excluding Profits and Losses specially allocated pursuant to Section 5.03).

“Nonrecourse Liability” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

“Officer” has the meaning set forth in Section 6.01(b).

“Order” means any order, judgment, award, decision, decree, injunction, ruling, writ or assessment of, or agreement with, any governmental authority (whether temporary, preliminary or permanent) that is binding on any Person or its property under applicable Law.

“Original LLC Agreement” has the meaning set forth in the recitals to this Agreement.

“Other Agreements” has the meaning set forth in Section 10.04.

“Paired Class B Share” means a share of Class B Common Stock that is part of a Paired Interest.

“Paired Common Unit” means a Common Unit that is part of a Paired Interest.

“Paired Interest” means one Common Unit together with one share of Class B Common Stock, which are held in tandem by a Member.

“Partnership Representative” has the meaning set forth in Section 9.03.

“Per Unit Capital Amount” means, as of any date of determination, the Capital Account, stated on a per Unit basis, underlying any class of Units held by a Member.

“Percentage Interest” means, with respect to any Member as of any particular time, such Member’s ownership interest in the Company (expressed as a percentage), determined by dividing (a) the number of Common Units beneficially owned by such Member by (b) the total number of Common Units outstanding as of such time. The Percentage Interest of each Member shall be calculated to the fourth decimal place.

“Permitted Transfer” has the meaning set forth in Section 10.02(a).

“Permitted Transferee” means (a) with respect to any Member that is not a natural person, an Affiliate of such Member or any of its direct or indirect partners, limited liability company members, stockholders or other equity holders and (b) with respect to any Member who is a natural person, (i) in the event of such Member’s death, any of such Member’s heirs, executors, administrators, testamentary trustees, legatees or beneficiaries, (ii) a trust, the beneficiaries of which include only such Member or any of the Family Members of such Member, and (iii) any partnership or limited liability company of which the only partners or members are such Member, such Member’s Family Members or any trust described in clause (b)(ii) of this definition.

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“Person” means a natural person, corporation, partnership, joint venture, association, trust, unincorporated organization, limited liability company or governmental or other entity, whether or not a legal entity.

“Pro rata”, “according to their interests”, “in proportion to” and other terms with similar meanings, when used in the context of a number of Units relative to other Units, means as amongst an individual class or series of Units, pro rata based upon the number of such Units within such class or series of Units.

“Proceeding” has the meaning set forth in Section 6.09(a).

“Profits” means items of Company income and gain determined according to Section 5.01(b).

“Redeemed Units” has the meaning set forth in Section 11.01(a).

“Redeeming Member” has the meaning set forth in Section 11.01(a).

“Redemption” has the meaning set forth in Section 11.01(a).

“Redemption Date” has the meaning set forth in Section 11.01(a).

“Redemption Notice” has the meaning set forth in Section 11.01(a).

“Redemption Right” has the meaning set forth in Section 11.01(a).

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, by and between Hulu and Fubo, as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Regulatory Allocations” has the meaning set forth in Section 5.03(h).

“Representative” means, with respect to any Person, its Affiliates or any of its or its Affiliates’ respective directors, officers, members, employees, representatives, agents, attorneys, consultants, contractors, accountants, financial advisors and other advisors.

“Retraction Notice” has the meaning set forth in Section 11.01(c).

“Revaluation” means any adjustment to the value of property of the Company in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f), (g) and (s).

“Schedule of Members” has the meaning set forth in Section 3.01(b).

“SEC” means the U.S. Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.

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“Securities Act” means the U.S. Securities Act of 1933.

“Settlement Method Notice” has the meaning set forth in Section 11.01(b).

“Share Settlement” means, with respect to any Exchange, a number of shares of Class A Common Stock equal to the number of Redeemed Units.

“Share Settlement Exchange” means an Exchange in which the Redeeming Member receives a Share Settlement.

“Share Vesting Event” means the conversion of all or any Existing Convertible Notes settled with shares of Class A Common Stock.

“Stockholders Agreement” means that certain Stockholders Agreement, dated as of the date hereof, by and between Hulu and Fubo, as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Subsidiary” means, with respect to any Person, another Person, an amount of the voting securities or other voting ownership interests of which is sufficient, together with any contractual rights, to elect a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which are owned directly or indirectly by such first Person). Notwithstanding the foregoing, for purposes of this Agreement, (a) the Company and its Subsidiaries shall be deemed to be Subsidiaries of Fubo and (b) Fubo, the Company and their respective Subsidiaries, on the one hand, shall be deemed to not be Subsidiaries of Hulu or any direct or indirect parent company thereof (including Disney) or any other Subsidiary of any such parent company, on the other hand. Unless otherwise indicated, the term “Subsidiary” for purposes of this Agreement refers to a Subsidiary of the Company.

“Substituted Member” has the meaning set forth in Section 12.01.

“Tax Action” means any audit or other examination or administrative, judicial or other proceeding of, or with respect to, any tax return or taxes.

“Tax Distribution” has the meaning set forth in Section 4.01(b).

“Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated as of the date hereof, by and among Fubo, the Company and Hulu, as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Taxable Year” means the taxable year of the Company, which, for so long as the Hulu Group Entities collectively own a majority of all Company Interests as of the first day of any Taxable Year, shall begin and end each year on the same dates as the taxable year of Hulu for such year, in accordance with Section 706 of the Code.

“TRA Distribution” has the meaning set forth in Section 4.01(b).

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“Trading Day” means a day on which the principal securities exchange on which the Class A Common Stock is listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Transfer” means, with respect to any interest (legal or beneficial) in any Equity Securities of the Company (or any interest (legal or beneficial) in the Equity Securities of any equityholder of any Member if such equityholder owns no material assets other than Equity Securities of such Member), any sale, assignment, transfer, distribution or other disposition thereof (whether directly or indirectly, whether in whole or in part, whether with or without consideration and whether voluntarily or involuntarily or by operation of Law), or other conveyance, creation, incurrence or assumption of a legal or beneficial interest therein, or a participation or Encumbrance therein (whether with or without consideration and whether voluntarily or involuntarily or by operation of Law), or creation of any short position in any such security or any other action or position otherwise reducing risk related to ownership through hedging or other derivative instrument, whether in a single transaction or a series of related transactions and whether to a single Person or a Group; provided that in no event shall a Transfer be deemed to include (i) any Exchange, (ii) any transfer to a brokerage account where the Member is the beneficial owner of the brokerage account and of the securities contained therein or (iii) any transfer of Equity Securities in accordance with Section 3.04, Section 3.10 or Section 3.11. Notwithstanding the foregoing, “Transfer” shall not include a deemed termination of the existence of a Member for income tax purposes (including (x) a change in entity classification of a Member under Treasury Regulations Section 301.7701-3 or (y) a sale of assets by, or liquidation of, a Member pursuant to an election under Section 336 or 338 of the Code) if the existence of such Member does not terminate under applicable state Law; provided further that a transfer of the shares or other equity interests of Hulu or any direct or indirect parent company thereof shall not constitute a “Transfer” hereunder. The terms “Transferee”, “Transferor”, “Transferred” and “Transferring” have meanings correlative to the foregoing.

“Treasury Regulations” means the final, temporary and (to the extent they can be relied upon) proposed regulations under the Code, as promulgated from time to time and as in effect for the relevant taxable period.

“Unit” means a unit of Company Interest as established pursuant to Section 3.02; provided, however, that any class or series of Units issued shall provide the Members holding such Units with the relative rights, powers and duties in respect of such Units set forth in this Agreement, and the Company Interest provided to the Members holding such class or series of Units, in respect of such Units, shall be determined in accordance with such relative rights, powers and duties. The Members holding Units in a particular class or series of Units shall be treated as a class or series of Members in respect of the relative rights, powers and duties associated with such Units.

“Unrealized Gain” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the Fair Market Value of such property as of such date (as determined under clause (c) of the definition of Book Value) over (b) the Book Value of such property as of such date (prior to any adjustment to be made pursuant to clause (b) of the definition Book Value as of such date).

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“Unrealized Loss” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the Book Value of such property as of such date (prior to any adjustment to be made pursuant to clause (b) of the definition of Book Value as of such date) over (b) the Fair Market Value of such property as of such date (as determined under clause (c) of the definition of Book Value).

“Unvested 2029 Convertible Units” means the Units designated as “Unvested 2029 Convertible Units” and having the rights and obligations specified with respect to the Unvested 2029 Convertible Units in this Agreement.

“Unvested Fubo Shares” means shares of restricted Class A Common Stock issued pursuant to an Equity Plan that are not vested pursuant to the terms thereof or any award or similar agreement relating thereto.

“Upstairs Warrant” has the meaning set forth in Section 3.04(e).

“Vested Fubo Shares” means shares of Class A Common Stock issued pursuant to an Equity Plan that are vested pursuant to the terms thereof or any award or similar agreement relating thereto.

“Voting Units” means (a) the Common Units and (b) any other class or series of Units designated as “Voting Units” pursuant to this Agreement.

“Withholding Tax” has the meaning set forth in Section 5.05(a).

ARTICLE II

Organizational Matters

SECTION 2.01. Formation of Company.

(a) The Company was formed on the Formation Date pursuant to the provisions of the Delaware Act. The Manager and each Officer is hereby designated as an “authorized person” within the meaning of the Delaware Act, and each shall continue as a designated “authorized person” within the meaning of the Delaware Act.

(b) The Company (and the Manager and any Officer, for, in the name of and on behalf of the Company) may perform under and consummate the transactions contemplated by the Business Combination Agreement, and all documents, agreements, certificates or instruments contemplated thereby or related thereto, all without any further act, vote, approval or consent of any Member or any other Person notwithstanding any other provision of this Agreement or, to the fullest extent permitted by applicable Law, the Delaware Act or other applicable Law. The foregoing authorization shall not be deemed a restriction on the Manager or any Officer to enter into any agreements on behalf of the Company otherwise permitted by this Agreement.

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SECTION 2.02. Amended and Restated Limited Liability Company Agreement. The Members hereby execute this Agreement for the purpose of amending and restating the Original LLC Agreement in its entirety and otherwise establishing the affairs of the Company and the conduct of its business in accordance with the provisions of the Delaware Act. The Members hereby agree that, during the term of the Company set forth in Section 2.06, the rights and obligations of the Members with respect to the Company will be determined in accordance with the terms and conditions of this Agreement, the Certificate and the Delaware Act. On any matter upon which this Agreement is silent, the Delaware Act shall control. No provision of this Agreement shall be in violation of the Delaware Act and to the extent any provision of this Agreement is in violation of the Delaware Act, such provision shall be void and of no effect to the extent of such violation without affecting the validity of the other provisions of this Agreement; provided, however, that where the Delaware Act provides that a provision of the Delaware Act shall apply “unless otherwise provided in the limited liability company agreement” or words of similar effect, the provisions of this Agreement shall in each instance control.

SECTION 2.03. Name. The name of the Company shall be “Fubo Operations LLC”. The Manager in its sole discretion may change the name of the Company at any time and from time to time, which name change shall be effective upon the filing of a Certificate of Amendment of the Certificate or an Amended and Restated Certificate with the Secretary of State of the State of Delaware and shall not require an amendment to this Agreement. Notification of any such change shall be given to all of the Members and, to the extent practicable, to all of the holders of any Company Equity Securities then outstanding. The Company’s business may be conducted under its name or any other name or names deemed advisable by the Manager.

SECTION 2.04. Purpose. The purpose of the Company shall be to engage in any lawful act or activity for which limited liability companies may be organized under the Delaware Act, and to engage in any and all activities necessary or incidental to the foregoing.

SECTION 2.05. Principal Office; Registered Agent. The principal office of the Company shall be at 1290 Avenue of the Americas, 9th Floor, New York, New York 10104, or such other place as the Manager may from time to time designate. The initial registered agent for service of process on the Company in the State of Delaware, and the address of such agent, shall be c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, County of New Castle, State of Delaware 19808. The Manager may from time to time change the Company’s registered agent, and the address of such agent, in the State of Delaware, which change in registered agent and address shall be effective upon the filing of a Certificate of Amendment of the Certificate or an Amended and Restated Certificate with the Secretary of State of the State of Delaware and shall not require an amendment to this Agreement.

SECTION 2.06. Term. The term of the Company commenced on the Formation Date and shall continue until the dissolution and termination of the Company in accordance with the provisions of Section 14.04 and the Delaware Act.

SECTION 2.07. No State-Law Partnership. The Members intend that the Company not be a partnership (including a limited partnership or a limited liability partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes other than as set forth in the final sentence of this Section 2.07, and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise. Notwithstanding the foregoing, (i) the Members intend that the Company shall be treated as a partnership for U.S. federal and, if applicable, state or local income tax purposes, (ii) each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such tax treatment and (iii) the Manager shall not take any action that could reasonably be expected to cause the Company to be treated as a corporation for U.S. federal and, if applicable, state and local income tax purposes.

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ARTICLE III

Members; Units; Capitalization

SECTION 3.01. Members.

(a) Fubo has executed a counterpart signature page to this Agreement and has been admitted as a Member of the Company as of the Effective Time. As of the Effective Time, Fubo has made a Capital Contribution to the Company in consideration of the issuance of the number of Units set forth opposite Fubo’s name on the Schedule of Members as of the Effective Time.

(b) The Company shall maintain a schedule of Members setting forth the name and address of each Member and the aggregate number of outstanding Units and the number and class or series of outstanding Units held by each Member (such schedule, the “Schedule of Members”). The Schedule of Members as of the Effective Time is attached hereto as Schedule 1.

(c) To the fullest extent permitted by the Delaware Act or other applicable Law and subject to Section 3.04, Section 3.05, Section 3.10 and Section 3.11, (i) the Schedule of Members shall be the definitive record of the outstanding Units, the ownership of each outstanding Unit and all relevant information with respect to each Member, (ii) any reference in this Agreement to the Schedule of Members shall be deemed a reference to the Schedule of Members as amended, restated, amended and restated, supplemented or otherwise modified from time to time and (iii) subject to Section 3.01(d)(i), the Company shall be entitled to recognize the exclusive right of a Person registered on the Schedule of Members as the owner of the outstanding Units shown on the Schedule of Members for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof.

(d) Upon any change in the number or ownership of outstanding Units or a change in Members (whether upon an issuance of Units, a conversion of Units into a different number or class of Units, a reclassification, subdivision, combination, cancellation or other similar event with respect to Units, a Transfer of Units, an Exchange of Units, a resignation of a Member or otherwise), in each case, in accordance with this Agreement, (i) the Schedule of Members shall automatically be deemed (notwithstanding the failure of the Officers to take the action described in clause (ii) below) to be amended or updated to reflect such change and (ii) the Officers shall promptly amend, restate, amend and restate, supplement or otherwise modify the Schedule of Members to reflect such change, all without further act, vote, approval or consent of the Manager, the Members or any other Person notwithstanding any other provision of this Agreement or, to the fullest extent permitted by applicable Law, the Delaware Act or any other applicable Law.

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(e) No Member shall be required or, except as approved by the Manager pursuant to Section 6.01 and in accordance with the other provisions of this Agreement, permitted to loan any money or property to the Company or borrow any money or property from the Company.

(f) No Member (i) (other than Fubo as and to the extent expressly required by Section 3.04, Section 3.10, Section 3.11 or Section 11.02) shall be required to make any additional Capital Contributions without such Member’s consent or (ii) except as approved by the Manager pursuant to Section 6.01 and in accordance with the other provisions of this Agreement, shall be permitted to make any additional Capital Contributions.

(g) Notwithstanding any provision of this Agreement to the contrary, no Member or any other Person shall be entitled to appraisal or dissenters’ rights with respect to the Units under any circumstances and no appraisal or dissenters’ rights with respect to the Units may be granted under Section 18-210 of the Delaware Act or otherwise.

SECTION 3.02. Units.

(a) Each Company Interest shall be represented by “Units”, which may be divided into one or more types, classes or series, or subseries of any type, class or series, with each type, class or series, or subseries thereof, having the rights and privileges set forth in this Agreement. As of the Effective Time, the Units are comprised of a single class of Common Units and a single class of Unvested 2029 Convertible Units. The total number of authorized Units consists of an unlimited number of authorized Common Units and an unlimited number of authorized Unvested 2029 Convertible Units.

(b) Subject to Section 15.02, the Manager shall have the right to cause the Company to issue, or to create and issue, at any time after the date hereof and for such amount and form of consideration as the Manager may determine in its sole discretion, additional Units (of Common Units or other types, classes or series of Units, or subseries thereof) or other Company Equity Securities (including creating types, classes or series, or subseries thereof, having such powers, designations, preferences and rights as may be determined by the Manager in its sole discretion). Subject to Section 15.02, the Manager shall have the power to make such amendments to this Agreement in order to provide for such powers, designations, preferences and rights as the Manager, in its sole discretion, deems necessary or appropriate to give effect to such additional authorization or issuance in accordance with this Section 3.02(b).

(c) The number of Unvested 2029 Convertible Units outstanding at any time shall equal, and be paired on a one-to-one basis with, the number of shares of Class A Common Stock that would be issuable if all of the then-outstanding Existing Convertible Notes were converted in full into Class A Common Stock in accordance with their terms. Subject to Section 3.04(d) and Section 4.03(b), each Unvested 2029 Convertible Unit shall be held in accordance with this Agreement unless and until an applicable Share Vesting Event occurs with respect to the portion of the Existing Convertible Notes corresponding to such Unvested 2029 Convertible Units. Upon the occurrence thereof, such Unvested 2029 Convertible Units shall be immediately converted into an equal number of Common Units, with all rights and privileges of a Common Unit under this Agreement thereafter such that (i) following such Share Vesting Event, Fubo shall hold a number of new Common Units equal to the number of new shares of Class A Common Stock issued in connection with such Share Vesting Event and (ii) the Class A Ratio shall be maintained, disregarding, for purposes of maintaining such ratio, the Disregarded Shares.

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SECTION 3.03. Voting. No Member (in its capacity as such) shall be entitled to vote on any matter so long as any Existing Convertible Notes are outstanding; provided that, for the avoidance of doubt, during such time, each Member’s Units that are “Voting Units” under this Agreement shall continue to constitute “Voting Units” for all purposes of this Agreement. From and after the date on which no Existing Convertible Notes are outstanding, the Members holding Common Units (and any other class of Units designated as Voting Units pursuant to this Agreement) shall be entitled to vote on those matters specifically reserved for a Member vote under the Delaware Act and those matters expressly requiring the approval of Members under this Agreement; provided that (i) no vote by the Members holding Voting Units shall have the power to override any action taken by the Manager (unless the prior approval of the Members holding such Voting Units is required for such action), or to remove or replace the Manager, (ii) the Members holding Voting Units, in such capacity, have no ability to take part in the conduct or control of the Company’s business and (iii) notwithstanding any vote by Members under this Agreement, the Manager shall retain exclusive management power over the business and affairs of the Company in accordance with Section 6.01(a). Except as otherwise required by the Delaware Act, each Voting Unit will entitle the holder thereof to one vote on all matters to be voted on by the Members. Except as otherwise expressly provided in this Agreement, the holders of Voting Units will vote together as a single class on all matters to be approved by the Members.

SECTION 3.04. Parity Protections.

(a) The Company, the Manager, Fubo, the other Members and any other Person that is a party to or is otherwise bound by this Agreement hereby acknowledges and agrees that it is the intention of this Agreement and such Persons to maintain at all times a one-to-one ratio between the aggregate number of outstanding Common Units owned by Fubo and the aggregate number of outstanding shares of Class A Common Stock (the “Class A Ratio”), disregarding, for purposes of maintaining such ratio, (A) Unvested Fubo Shares, (B) treasury shares, (C) any non-economic voting shares (including shares of Class B Common Stock) and (D) preferred stock or other debt or equity securities (including warrants, options or rights) issued by Fubo that are convertible into or exercisable or exchangeable for shares of Common Stock (but in each case solely prior to such conversion, exercise or exchange); provided that the net proceeds from such other securities, including any exercise or purchase price payable upon conversion, exercise or exchange thereof, shall be contributed by Fubo to the equity capital of the Company pursuant to this Agreement (clauses (A), (B), (C) and (D), collectively, the “Disregarded Shares”).

(b) In the event that Fubo issues additional shares of Common Stock, transfers or delivers from treasury shares of Common Stock, or repurchases or redeems shares of Common Stock, the Company and Fubo shall undertake all necessary actions consistent with this Article III, such that, after giving effect to all such issuances, transfers, deliveries, repurchases or redemptions, the Class A Ratio shall be maintained, disregarding, for purposes of maintaining such ratio, the Disregarded Shares.

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(c) Without limiting Section 3.04(b), in the event that Fubo issues additional shares of Common Stock or other Fubo Equity Securities, or transfers or delivers from treasury shares of Common Stock or other Fubo Equity Securities (including shares issued in respect of preferred stock or other debt or equity securities that are convertible into or exercisable or exchangeable for shares of Common Stock), in each case for cash or other consideration (which, for the avoidance of doubt, may include property other than cash) (other than pursuant to Article XI), Fubo shall contribute such consideration to the Company as a Capital Contribution immediately after receiving the same (including in connection with the receipt of any proceeds upon the issuance of an option or warrant or similar security and thereafter upon the receipt of any additional proceeds upon the exercise thereof) and the Company shall issue a number of Common Units (or other Company Equity Securities, as applicable) to Fubo that is consistent with Section 3.04(b), all without further act, vote, approval or consent of the Manager, the Members or any other Person notwithstanding any other provision of this Agreement or, to the fullest extent permitted by applicable Law, the Delaware Act or any other applicable Law.

(d) Without limiting Section 3.04(b), in the event that Fubo issues, transfers, delivers from treasury, subdivides (by split, distribution, reclassification, recapitalization or similar event) or combines (by reverse split, reclassification, recapitalization or similar event) any Fubo Equity Securities (other than Common Stock), the Company and Fubo shall undertake all actions such that, after giving effect to all such issuances, transfers, deliveries, subdivisions or combinations, (i) Fubo holds (in the case of any issuance, transfer, delivery or subdivision) or ceases to hold (in the case of any combination) equivalent Units that, in the good faith determination of the Manager, are in the aggregate substantially equivalent in all respects to the outstanding Fubo Equity Securities (other than Common Stock) so issued, transferred, delivered, subdivided or combined (including with respect to Distributions (including Distributions upon liquidation) and other economic rights) and (ii) the Company concurrently receives (in the case of any issuance, transfer, delivery or subdivision) or pays (in the case of any combination) any corresponding net proceeds so received or paid.

(e) Without limiting Section 3.04(b), Section 3.04(c) or Section 3.04(d), in the event Fubo issues any warrant to purchase shares of Class A Common Stock (an “Upstairs Warrant”), then the Company and Fubo shall enter into a warrant agreement pursuant to which the Company will issue to Fubo a warrant to purchase Common Units with terms substantially similar to the corresponding Upstairs Warrant (a “Downstairs Warrant” and such warrant agreement, a “Downstairs Warrant Agreement”). In the event any holder of any Upstairs Warrant exercises an Upstairs Warrant, then Fubo shall cause a corresponding exercise (including by effecting such exercise in the same manner, i.e., by payment of a cash exercise price or on a cashless basis) of the applicable Downstairs Warrant held by Fubo, such that the number of shares of Class A Common Stock issued in connection with the exercise of such Upstairs Warrant(s) shall be matched with a corresponding number of Common Units issued by the Company to Fubo pursuant to the applicable Downstairs Warrant Agreement. Upon the valid exercise of a Downstairs Warrant by Fubo in accordance with a Downstairs Warrant Agreement pursuant to the immediately preceding sentence, the Company shall issue to Fubo the number of Common Units contemplated thereby, free and clear of all Encumbrances, other than those arising under applicable securities Laws and this Agreement. Fubo shall not exercise any Downstairs Warrants other than in connection with the corresponding exercise of an Upstairs Warrant.

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(f) In order to maintain at all times the Class A Ratio, disregarding, for purposes of maintaining such ratio, the Disregarded Shares, the Company shall undertake or authorize any subdivision (by any Common Unit split, Distribution, reclassification, recapitalization or similar event) or combination (by reverse Common Unit split, reclassification, recapitalization or similar event) of outstanding Common Units owned by any Member if, and only if, Fubo shall effect a substantively identical subdivision or combination of outstanding shares of Common Stock corresponding to such Common Units.

(g) Notwithstanding anything to the contrary contained in this Agreement, this Section 3.04 and Section 3.05 shall not apply to the issuance and distribution to holders of shares of Class A Common Stock of rights to purchase Fubo Equity Securities under a “poison pill” or similar shareholder rights plan (and, in connection with a Share Settlement Exchange, Class A Common Stock will be issued together with corresponding rights under such plan).

SECTION 3.05. Repurchase, Redemption or Acquisition of Equity Securities. If, at any time, (a) any outstanding shares of Class A Common Stock are repurchased, redeemed or otherwise acquired (whether by exercise of a put or call, automatically or by means of another arrangement) by Fubo for cash, then, immediately prior to such repurchase, redemption or other acquisition, a corresponding number of Common Units held by Fubo shall automatically be redeemed for cash at an aggregate redemption price equal to the aggregate purchase, redemption or acquisition price of the shares of Class A Common Stock being repurchased, redeemed or acquired by Fubo (plus any expenses related thereto) and upon such other terms as are the same for the shares of Class A Common Stock being repurchased, redeemed or otherwise acquired by Fubo or (b) any other Fubo Equity Securities are repurchased, redeemed or otherwise acquired (whether by exercise of a put or call, automatically or by means of another arrangement) by Fubo for cash, then, immediately prior to such repurchase, redemption or other acquisition, a corresponding number of Company Equity Securities with substantially equivalent rights in all respects (including with respect to Distributions (including Distributions upon liquidation) and other economic rights) held by Fubo shall automatically be redeemed for cash at an aggregate redemption price equal to the aggregate purchase, redemption or acquisition price of the Fubo Equity Securities being repurchased, redeemed or acquired by Fubo (plus any expenses related thereto) and upon such other terms as are the same for the Fubo Equity Securities being repurchased, redeemed or otherwise acquired by Fubo, in each case of clauses (a) and (b), all without further act, vote, approval or consent of the Members or any other Person notwithstanding any other provision of this Agreement or, to the fullest extent permitted by applicable Law, the Delaware Act or other applicable Law. The Company may not redeem, repurchase or otherwise acquire (i) any outstanding Common Units from Fubo unless, substantially simultaneously, Fubo redeems, repurchases or otherwise acquires an equal number of shares of Class A Common Stock for the same price per security from holders thereof or (ii) any other Company Equity Securities from Fubo unless, substantially simultaneously, Fubo redeems, repurchases or otherwise acquires for the same price per security an equal number of Fubo Equity Securities of a corresponding class or series with substantially equivalent rights in all respects (including with respect to Distributions (including Distributions upon liquidation) and other economic rights). Notwithstanding the foregoing, to the extent that any consideration payable by Fubo in connection with the redemption, repurchase or acquisition of any shares of Class A Common Stock or other Fubo Equity Securities consists (in whole or in part) of shares of Class A Common Stock or such other Fubo Equity Securities (including, for the avoidance of doubt, in connection with the cashless exercise of an option or warrant), then the redemption or repurchase of the corresponding Common Units or other Company Equity Securities shall be effectuated in an equivalent manner. In connection with the foregoing, Fubo shall surrender any certificates representing such Common Units or other Company Equity Securities so redeemed to the Company duly endorsed in blank. Notwithstanding any provision to the contrary in this Agreement, the Company shall not make any such redemption pursuant to this Section 3.05 if such redemption would violate any applicable Law or the Manager otherwise has notified Fubo that the Company does not have funds available for such redemption.

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SECTION 3.06. Certificates Representing Units; Lost, Stolen or Destroyed Certificates; Registration and Transfer of Units.

(a) Units shall not be certificated unless otherwise determined by the Manager. If the Manager determines that one or more class or series of Units shall be certificated, each such certificate shall (i) be signed by or in the name of the Company by the Chief Executive Officer or any other officer designated by the Manager in writing and (ii) represent the number of the class or series of Units held by such holder. Except with respect to each Unit elected to be treated as a “security” as provided in Section 3.06(b), such certificate shall be in such form (and shall contain such legends) as the Manager may determine. Any or all such signatures on any certificate representing one or more Units may be electronic signatures. The Manager agrees that it shall not elect to treat any class or series of Units that is “certificated” pursuant to this Section 3.06(a) as a “security” within the meaning of Article 8 of the Uniform Commercial Code of any applicable jurisdiction unless (A) in accordance with Section 3.06(b) and (B) thereafter all Units of such class or series of Units then outstanding are represented by one or more certificates.

(b) If any class or series of Units are “certificated” pursuant to Section 3.06(a), the Manager may elect to treat each Unit as a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995, and the Company shall have “opted-in” to such provisions for the purposes of the Uniform Commercial Code. The Units shall not be considered a “security” for any other purpose unless otherwise expressly provided in this Agreement.

(c) If Units are certificated, the Manager shall direct that a new certificate representing one or more Units be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed upon delivery to the Manager of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Manager may require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

(d) To the extent Units are certificated, upon surrender to the Company (or the transfer agent of the Company, if any) of a certificate representing one or more Units, duly endorsed or accompanied by such evidence of the authenticity of such endorsement or evidence of succession, assignment or authority to transfer, in compliance with the provisions hereof, as the Company (or the transfer agent of the Company, if any) may reasonably require, the Company shall issue a new certificate representing one or more Units to the Person entitled thereto, cancel the old certificate and record the transaction upon its books.

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SECTION 3.07. Negative Capital Accounts. No Member shall be required to pay to any other Member or the Company any deficit or negative balance which may exist from time to time in such Member’s Capital Account (including upon and after dissolution of the Company).

SECTION 3.08. No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contribution or Capital Account or to receive any Distribution from the Company, except as expressly provided in this Agreement.

SECTION 3.09. Loans From Members. Loans by Members to the Company shall be subject to the provisions of Section 3.01(e) and shall not be considered Capital Contributions. Subject to the provisions of Section 3.01(e), the amount of any such loans shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.

SECTION 3.10. Fubo Stock Incentive Plans.

(a) Nothing in this Agreement shall be construed or applied to preclude or restrain Fubo from adopting, implementing, modifying or terminating any Equity Plan or from issuing or granting Equity Awards. Fubo may implement any Equity Plans or take any actions under an Equity Plan (including the grant or issuance of Equity Awards or the issuance of Class A Common Stock in connection with the exercise or settlement of Equity Awards), in a manner determined by Fubo, in accordance with this Section 3.10, subject to Section 3.04. The Company is expressly authorized to issue Common Units in an amount equal to the number of shares of Class A Common Stock issued pursuant to an Equity Plan, without further act, approval or vote of any Member or any other Persons; provided that, in all cases, the Class A Ratio shall be maintained, disregarding, for purposes of maintaining such ratio, the Disregarded Shares.

(b) For accounting and tax purposes, the Manager shall cause the Company to take the following actions in connection with any Equity Awards:

(i) in the event that Fubo incurs any cash compensation expense in connection with any such Equity Award granted to a Person employed by, or engaged to provide services to or for the benefit of, Fubo as consideration for such employment or services, then the Company shall, without duplication of any reimbursement made pursuant to Section 6.06, reimburse or be deemed to reimburse Fubo for a portion of the compensation expense equal to the amount includible in the taxable income of such natural person; and

(ii) at the time any Common Units are issued to Fubo in accordance with Section 3.04 or this Section 3.10 in connection with any such Equity Award granted to a Person who is employed by, or engaged to provide services to, the Company or a Subsidiary as consideration for such employment or services, then the Company or its applicable Subsidiary shall be deemed to (A) purchase a number of shares of Class A Common Stock equal to the number of Common Units issued to Fubo for their Fair Market Value and (B) transfer the shares of Class A Common Stock includible in such Person’s taxable income to such natural person as compensation.

SECTION 3.11. Dividend Reinvestment Plan, Cash Option Purchase Plan, Equity Plan, Stock Incentive Plan or Other Plan. Except as may otherwise be provided in this Article III, all amounts received or deemed received by Fubo in respect of any dividend reinvestment plan, cash option purchase plan, Equity Plan, stock incentive or other stock or subscription plan or agreement (other than any amounts received in order to satisfy any tax obligations), either (a) shall be utilized by Fubo to effect open market purchases of shares of Class A Common Stock or (b) if Fubo elects instead to issue new shares of Class A Common Stock with respect to such amounts, shall be contributed by Fubo to the Company as a Capital Contribution immediately after receiving the same in exchange for additional Common Units. Upon such contribution, the Company will issue to Fubo a number of Common Units equal to the number of new shares of Class A Common Stock so issued such that the Class A Ratio shall be maintained, disregarding, for purposes of maintaining such ratio, the Disregarded Shares.

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ARTICLE IV

Distributions

SECTION 4.01. Distributions.

(a) Distributions Generally. To the fullest extent permitted by applicable Law and this Agreement, Distributions to the Members may be declared by the Manager and paid by the Company out of Distributable Cash or other funds or property legally available therefor in such amounts and on such terms (including the payment dates of such Distributions) as the Manager shall determine using such record date as the Manager may designate. Such Distributions shall be made to the Members as of the close of business on such record date and shall be made to the Members in accordance with each Member’s Percentage Interest as of the close of business on such record date; provided, however, that the Manager shall have the obligation to make Distributions as set forth in Section 4.01(b), Section 4.03 and Section 14.02. Promptly following the designation of a record date and the declaration of a Distribution pursuant to this Section 4.01(a), the Manager shall give notice to each Member as of the record date setting forth the amount and the terms of the Distribution and the payment date thereof. In furtherance of the foregoing, it is intended that the Manager shall, to the extent permitted by applicable Law and hereunder, have the right in its sole discretion to make Distributions to the Members pursuant to this Section 4.01(a) in such amounts as shall enable Fubo to pay dividends or to meet its obligations (to the extent such obligations are not otherwise able to be satisfied as a result of tax distributions required to be made pursuant to Section 4.01(b) or reimbursements required to be made pursuant to Section 6.06).

(b) Tax Distributions and TRA Distributions.

(i) Subject to the limitations set forth in Section 4.01(a), no later than five Business Days prior to each date on which either federal quarterly estimated tax payments are due for Fubo (as determined without regard to extensions) or taxes with respect to a Tax Action are due, the Company shall be required to make a Distribution out of Distributable Cash (x) to Fubo in an amount that, in the good faith judgment of the Manager, is sufficient for Fubo to pay taxes owed on the estimated aggregate taxable income of the Company allocated to Fubo for such Taxable Year (or portion thereof) (in each case, taking into account the effect of any tax liability due with respect to a Tax Action in such Taxable Year and any allocations under Sections 704(c), 734 and 743(b) of the Code and other tax attributes of Fubo available to offset such taxes) taking into account the aggregate amount of Tax Distributions previously made to Fubo under this Section 4.01(b)(i) with respect to such Taxable Year and (y) to each other Member that holds Units at the time of the Distribution (or is entitled to Tax Distributions pursuant to Section 11.01(e) following a Redemption) in an amount necessary to ensure that each such Member receives a pro rata Distribution (determined based on the number of Units entitled to Tax Distributions) based on the amount Distributed to Fubo pursuant to clause (x) (the amounts in clauses (x) and (y) together, a “Tax Distribution”).

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(ii) In the event that there is insufficient Distributable Cash to make a Tax Distribution to each Member for an applicable quarter or with respect to a Tax Action, the Company shall, to the extent of Distributable Cash, make a Tax Distribution (x) first, to Fubo and (y) second, to each other Member pro rata (determined based on the number of Units held during the relevant Taxable Year (or portion thereof)). After giving effect to the preceding sentence, each Member other than Fubo shall be entitled to (1) waive its entitlement to any shortfall in the amount of a Tax Distribution owed to such Member in exchange for additional Common Units with an aggregate value (based on the Class A Trading Price) equal to such shortfall or (2) treat the shortfall as a loan (on terms and conditions not less favorable to the Company than those available from unaffiliated third parties for arm’s-length loans) from such Member to the Company and, in each case, such Tax Distribution shall be treated as distributed to such Member. In the case of a loan described in clause (2), such loan shall not be considered part of such Member’s Capital Contributions and shall not increase its Capital Account but shall instead be treated as a debt due from the Company to a creditor as to all parties and as for all purposes to the fullest extent permitted by applicable Law.

(iii) Subject to the limitations set forth in Section 4.01(a), no later than five Business Days prior to the date for any payment required to be made under the Tax Receivable Agreement, the Company shall make a Distribution out of Distributable Cash pro rata (determined based on the number of Units held at the time of the relevant Distribution) to each Member sufficient for Fubo to receive a distribution in an amount equal to such payment due under the Tax Receivable Agreement (a “TRA Distribution”).

(iv) The Manager shall use commercially reasonable efforts to cause the terms of any agreements governing indebtedness of the Company or its Subsidiaries to allow Tax Distributions to be made pursuant to and in accordance with this Agreement.

SECTION 4.02. Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any Distribution to any Member on account of any Company Interest if such Distribution would violate any applicable Law or would render the Company unable to meet its payment obligations when due.

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SECTION 4.03. Distributions with Respect to Unvested 2029 Convertible Units.

(a) Distributions Generally. Except as otherwise provided in Section 4.01(b), no holder of any Unvested 2029 Convertible Unit shall be entitled to receive any Distributions in respect thereof, unless and until such Unvested 2029 Convertible Unit is converted into a Common Unit in accordance with Section 3.02(c) (after which time, such holder shall be entitled to Distributions in respect of such Common Unit that are declared from and after the time of such conversion).

(b) Convertible Notes Distributions. No later than five Business Days prior to the date of any cash payment to be made under the Existing Convertible Notes (including a Cash Vesting Event), the Company shall (i) make a Distribution out of Distributable Cash to Fubo in an amount sufficient for Fubo to satisfy its obligations pursuant to the Existing Convertible Notes in cash (the “Convertible Notes Distribution”) and (ii) in the event of a Cash Vesting Event, automatically redeem the corresponding Unvested 2029 Convertible Units upon the completion of such distribution such that, following such Cash Vesting Event, the number of Unvested 2029 Convertible Units outstanding shall equal, and be paired on a one-to-one basis with, the number of shares of Class A Common Stock that would be issuable if all of the then-outstanding Existing Convertible Notes were converted in full into shares of Class A Common Stock in accordance with their terms.

ARTICLE V

Capital Accounts; Allocations; Tax Matters

SECTION 5.01. Capital Accounts.

(a) The Company shall maintain a separate Capital Account for each Member according to the rules of Treasury Regulations Section 1.704-1(b)(2)(iv) and subject to such other adjustments as are provided for in this Agreement. For this purpose, the Company shall, upon the occurrence of the events specified in Treasury Regulations Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such Treasury Regulation and Treasury Regulations Section 1.704-1(b)(2)(iv)(g) to reflect a Revaluation of Company property; provided that the Company shall effect a Revaluation of the Company’s property upon the conversion of any Unvested 2029 Convertible Units into Common Units upon the occurrence of a Share Vesting Event in accordance with principles similar to those set forth in Treasury Regulations Section 1.704-1(b)(2)(iv) and any such other Revaluation and adjustment shall not be required if the Manager determines, in its reasonable good faith discretion, that such adjustment would be immaterial if made. The Members acknowledge and agree that Fubo’s initial Capital Account shall be credited with the principal amount of the Existing Convertible Notes.

(b) For purposes of computing the amount of any item of Company income, gain, loss or deduction to be allocated pursuant to this Article V and to be reflected in the Capital Accounts of the Members, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided, however, that:

(i) the computation of all items of income, gain, loss and deduction shall include those items described in Section 705(a)(l)(B) or 705(a)(2)(B) of the Code and Treasury Regulations Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includible in gross income or are not deductible for U.S. federal income tax purposes;

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(ii) if the Book Value of any Company property is adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property;

(iii) items of income, gain, loss or deduction attributable to the disposition of Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property;

(iv) items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g); and

(v) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 732(d), 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

SECTION 5.02. Allocations. After giving effect to the allocations in Section 5.03, Net Profits and Net Losses for any Allocation Period (or, in any Allocation Period in which the Company is liquidated pursuant to Section 14.02, individual items of gross income, deduction, gain or loss) shall be allocated to the Members in a manner that will, as nearly as possible, cause the Capital Account balance of each Member at the end of such Allocation Period to equal the excess (which may be negative) of:

(a) the amount of the hypothetical distribution (if any) that such Member would receive if, on the last day of the Allocation Period, (x) all Company assets, including cash, were sold for cash equal to their Book Values, taking into account any adjustments thereto for such Allocation Period, (y) all Company liabilities were satisfied in cash according to their terms (limited, with respect to each Nonrecourse Liability, to the Book Values of the assets securing such liability) and (z) the net proceeds thereof (after satisfaction of such liabilities) were distributed in full pursuant to Section 14.02(c), over

(b) the sum of (x) the amount, if any, without duplication, that such Member would be obligated to contribute to the capital of the Company, (y) such Member’s share of partnership minimum gain determined pursuant to Treasury Regulations Section 1.704-2(g), and (z) such Member’s share of partner non-recourse minimum gain (as defined in Treasury Regulations Section 1.704-2(i)(3)) determined pursuant to Treasury Regulations Section 1.704-2(i)(5), all computed as of immediately prior to the hypothetical sale described in Section 5.02(a).

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SECTION 5.03. Regulatory Allocations.

(a) Losses attributable to partner nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulations Section 1.704-2(i). If there is a net decrease during an Allocation Period in partner nonrecourse debt minimum gain (as defined in Treasury Regulations Section 1.704-2(i)(3)), Profits for such Allocation Period (and, if necessary, for subsequent Allocation Periods) shall be allocated to the Members in the amounts and of such character as determined according to Treasury Regulations Section 1.704-2(i)(4). This Section 5.03(a) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulations Section 1.704-2(i) and shall be interpreted in a manner consistent therewith.

(b) Nonrecourse deductions (as determined according to Treasury Regulations Section 1.704-2(b)(1)) for any Allocation Period shall be allocated pro rata among the Members in accordance with their share of the Company’s Profits and Losses for the applicable Allocation Period. Except as otherwise provided in Section 5.03(a), if there is a net decrease in the Minimum Gain during any Allocation Period, each Member shall be allocated Profits for such Allocation Period (and, if necessary, for subsequent Allocation Periods) in the amounts and of such character as determined according to Treasury Regulations Section 1.704-2(f). This Section 5.03(b) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulations Section 1.704-2(f) and shall be interpreted in a manner consistent therewith.

(c) If any Member that unexpectedly receives an adjustment, allocation or Distribution described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Allocation Period, computed after the application of Section 5.03(a) and Section 5.03(b) but before the application of any other provision of this Article V, then Profits for such Allocation Period shall be allocated to such Member in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 5.03(c) is intended to be a qualified income offset provision as described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(d) If the allocation of Net Losses to a Member as provided in Section 5.02 would create or increase an Adjusted Capital Account Deficit, there shall be allocated to such Member only that amount of Net Losses as will not create or increase an Adjusted Capital Account Deficit. All Net Losses in excess of the limitation set forth in this Section 5.03(d) shall be allocated to the Members who do not have an Adjusted Capital Account Deficit in proportion to their relative positive Adjusted Capital Accounts but only to the extent that such Net Losses do not cause any such Member to have an Adjusted Capital Account Deficit.

(e) In the event that any Member has an Adjusted Capital Account Deficit at the end of any Allocation Period, such Member shall be allocated Profits in the amount of such deficit as quickly as possible; provided, however, that an allocation pursuant to this Section 5.03(e) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article V have been tentatively made as if Section 5.03(c) and this Section 5.03(e) were not in this Agreement.

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(f) Profits and Losses described in Section 5.01(b)(v) shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulations Sections 1.704-1(b)(2)(iv)(j) and (m).

(g) Notwithstanding anything to the contrary contained in this Agreement, (i) no allocations of Net Profits or Net Losses (or Profits and Losses) shall be made in respect of any Unvested 2029 Convertible Units in determining Capital Accounts unless and until such Unvested 2029 Convertible Units are converted into Common Units upon the occurrence of a Share Vesting Event; (ii) in the event the Book Value of any Company asset is adjusted pursuant to the definition of Book Value upon the conversion of any Unvested 2029 Convertible Units into Common Units, any Unrealized Gain or Unrealized Loss resulting from such adjustment shall, in the manner reasonably determined by the Manager and consistent with the definition of Book Value, be allocated first to the Common Units into which previously Unvested 2029 Convertible Units that vested pursuant to a Share Vesting Event were converted, then among the Members such that the Per Unit Capital Amount relating to each Common Unit (including the Common Units into which previously Unvested 2029 Convertible Units that vested pursuant to a Share Vesting Event were converted) is equal in amount immediately after making such allocation in accordance with principles similar to those set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(s); provided that if the foregoing allocations pursuant to clause (ii) are insufficient to cause the Per Unit Capital Amount relating to each Common Unit to be so equal in amount, then the Manager, in its reasonable discretion, may cause a Capital Account reallocation in accordance with principles similar to those set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3) to cause the Per Unit Capital Amount relating to each Common Unit to be so equal in amount.

(h) The allocations set forth in Section 5.03(a) through and including Section 5.03(g) (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Net Profits and Net Losses (or Profits and Losses) of the Company or for the Company to make Distributions. Accordingly, notwithstanding the other provisions of this Article V, but subject to the Regulatory Allocations, Profits and Losses shall be reallocated among the Members so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Members to equal the amounts (or as close thereto as possible) they would have equaled if Profits and Losses had been allocated without reference to the Regulatory Allocations.

SECTION 5.04. Tax Allocations.

(a) Except as provided in this Section 5.04, the income, gains, losses, deductions and credits of the Company will be allocated, for U.S. federal and state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and credits pursuant to Section 5.02 and Section 5.03; provided that if any such allocation is not permitted by the Code or other applicable Law, the Company’s subsequent income, gains, losses, deductions and credits will be allocated among the Members so as to reflect as nearly as possible the allocation set forth in Section 5.02 and Section 5.03.

(b) Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Section 704(c) of the Code so as to take account of any variation between the adjusted basis of such property to the Company for U.S. federal income tax purposes and its Book Value using the “traditional method” described in Treasury Regulations Section 1.704-3(b).

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(c) If the Book Value of any Company asset is adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f), subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for U.S. federal income tax purposes and its Book Value in the same manner as under Section 704(c) of the Code using the “traditional method” described in Treasury Regulations Section 1.704-3(b).

(d) Allocations of tax credits, tax credit recapture and any items related thereto shall be allocated to the Members according to their interests in such items as determined by the Manager taking into account the principles of Treasury Regulations Section 1.704-1(b)(4)(ii).

(e) If, as a result of an exercise of a non-compensatory option to acquire an interest in the Company or the vesting of an Unvested 2029 Convertible Unit, a Capital Account reallocation is required under Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3), the Company shall make corrective allocations pursuant to Treasury Regulations Section 1.704-1(b)(4)(x).

(f) The Company’s “excess nonrecourse liabilities” (as defined in Treasury Regulations Section 1.752-3(a)(3)) will be allocated to the Members in accordance with their share of the Company’s Net Profits and Net Losses for the applicable Taxable Year. This Section 5.04(f) is intended to comply with the requirements for allocating excess nonrecourse liabilities as described in Treasury Regulations Section 1.752-3 and shall be interpreted in a manner consistent therewith.

(g) Allocations pursuant to this Section 5.04 are solely for purposes of U.S. federal and state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, Distributions (other than Tax Distributions) or other Company items pursuant to any provision of this Agreement.

SECTION 5.05. Withholding, Indemnification and Reimbursement for Payments on Behalf of a Member.

(a) The Company and Fubo shall be entitled to withhold from any payments, distributions and allocations to the Members and pay over to any Governmental Entity any amounts required to be so withheld pursuant to the Code or any provisions of any other U.S. federal, state, local or foreign Law, including with respect to any transaction pursuant to Article XI (a “Withholding Tax”). Each Member hereby agrees to furnish to the Company such information and forms as reasonably requested in order to comply with any Laws governing Withholding Taxes or in order to claim any reduced rate of, or exemption from, withholding to which the Member is legally entitled, and the parties hereto shall reasonably cooperate to reduce or eliminate any amounts that would otherwise be required to be deducted and withheld hereunder. Any amount of Withholding Tax that is withheld and appropriately paid to the applicable Governmental Entity with respect to any payment, distribution or allocation to the Company or the Members shall be treated as an amount distributed to the Members pursuant to Article IV or paid to the Member pursuant to Article XI, as applicable, for all purposes under this Agreement; provided that, if the amount required to be so withheld exceeds the amount that would have been distributed to a Member, the excess shall be treated as a loan (on arm’s-length terms) from the Company to such Member. To the extent that the Company makes a distribution to any Member without making any deduction for Withholding Tax that it was required to withhold under applicable tax Law, the Company shall remit such Withholding Tax to the applicable Governmental Entity and the applicable Member shall promptly reimburse the Company for the amount so remitted.

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(b) If the Company is required by applicable Law to make any other payment to a Governmental Entity that is specifically attributable to a Member or a Member’s status as such (including any Withholding Taxes and taxes attributable to an imputed underpayment under Section 6225 of the Code (solely to the extent relating to items that are specifically attributable to a Member as determined by the Manager in its reasonable discretion)), such Member shall indemnify the Company in full for the entire amount paid (including any interest, penalties and related expenses with respect thereto) by the Company on behalf of such Member; provided that, in the case of Fubo, Fubo shall not indemnify the Company and the Manager shall instead offset Distributions to Fubo in the manner described in Section 5.05(c).

(c) The Manager may offset Distributions to which a Member is otherwise entitled under this Agreement against such Member’s obligation to indemnify the Company under this Section 5.05. A Member’s obligation to indemnify the Company under this Section 5.05 shall survive the Transfer of any Company Interests and the termination, dissolution, liquidation and winding up of the Company, and, for purposes of this Section 5.05, the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 5.05, including instituting a lawsuit to collect such indemnification with interest calculated at a rate per annum equal to the sum of the Base Rate plus 300 basis points (but not in excess of the highest rate per annum permitted by applicable Law).

(d) In the event any Member transfers or otherwise disposes of an interest in the Company in an Exchange pursuant to Section 11.01 or Section 11.03 and Fubo elects a Share Settlement Exchange with respect thereto, if such Exchange is subject to withholding taxes under applicable Law, Fubo shall notify, within three Business Days, or as promptly as possible, of receipt of a Redemption Notice, such Member of the required withholding and shall provide the Member an opportunity to provide forms or other evidence necessary to reduce or eliminate such withholding. In the event such withholding cannot be eliminated, such Member shall deliver to the Company (in the case of a Redemption) or Fubo (in the case of a Direct Exchange) cash constituting the amount that is required to be withheld, which cash shall be remitted by the Company or Fubo, as applicable, to the applicable Governmental Entity in accordance with applicable Law.

Any Exchange subject to this Section 5.05(d) shall not be completed, become effective or be recognized until the obligation to deliver cash to the Company or Fubo, as applicable, has been satisfied. Payments under this Section 5.05(d) shall not be duplicative of any other amounts paid or withheld under Section 5.05. The parties hereto shall reasonably cooperate to reduce or eliminate any amounts payable by a Member under this Section 5.05(d).

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ARTICLE VI

Management

SECTION 6.01. Authority of Manager.

(a) Except for situations in which the approval of any Member(s) is specifically required by the Delaware Act or this Agreement, (i) the business and affairs of the Company shall be managed exclusively by or under the direction of the Manager and (ii) the Manager shall conduct, direct and exercise full control over all activities of the Company. The Manager shall be, and hereby is, designated as a “manager” within the meaning of Section 18-101 of the Delaware Act. Except as otherwise expressly provided for herein and subject to the other provisions of this Agreement, the Members hereby consent to the exercise by the Manager of all such powers and rights conferred on a manager by the Delaware Act with respect to the management and control of the Company. The initial Manager shall be Fubo. Any vacancies in the position of Manager shall be filled in accordance with Section 6.04.

(b) Without limiting the authority of the Manager to act on behalf of the Company, the day-to-day business and operations of the Company shall be overseen and implemented, subject to the supervision and direction of the Manager, by officers of the Company having such titles as the Manager may deem advisable (each, an “Officer” and collectively, the “Officers”). Each Officer shall be appointed by the Manager and shall hold office until his or her successor shall be duly designated and qualified or until his or her death or until he or she shall resign or shall have been removed in the manner provided in this Agreement. Any one Person may hold more than one office. Subject to the other provisions in this Agreement, the salaries or other compensation, if any, of the Officers shall be fixed from time to time by the Manager. The authority and responsibility of the Officers shall include, but not be limited to, such duties as the Manager may from time to time delegate to them and the carrying out of the Company’s business and affairs on a day-to-day basis. All Officers shall be, and shall be deemed to be, officers and employees of the Company. An Officer may also fill and perform one or more roles as an officer of the Manager or any Member. Any delegation of authorities by the Manager to an Officer pursuant to this Section 6.01(b) may be revoked by the Manager in its sole discretion at any time.

(c) Subject to the provisions of Section 6.05, the Manager shall have the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, reorganization or other combination of the Company with or into another entity, all without further act, vote, approval or consent of the Members or any other Person notwithstanding any other provision of this Agreement or, to the fullest extent permitted by applicable Law, the Delaware Act or any other applicable Law; provided that, for the avoidance of doubt, nothing in this Section 6.01(c) shall alter in any respect any rights under Fubo’s organizational documents or applicable Law of any stockholder of Fubo to approve such sale, lease, transfer, exchange or other disposition, or such merger, consolidation, reorganization or other combination (including the rights of any Member, in its capacity as a stockholder of Fubo, to vote its shares of capital stock of Fubo in connection therewith).

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SECTION 6.02. Actions of the Manager. The Manager may act through any Officer or other Person or Persons to whom authority and duties have been delegated pursuant to Section 6.07, or authorize any Officer or other Person or Persons to act on behalf of the Company pursuant to Section 6.07.

SECTION 6.03. Resignation; No Removal. The Manager may resign at any time by giving written notice to the Members. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Members, and the acceptance of the resignation shall not be necessary to make it effective. For the avoidance of doubt, the Members, in their respective capacities as such, shall have no right under this Agreement to remove or replace the Manager.

SECTION 6.04. Vacancies. Vacancies in the position of Manager occurring for any reason shall be filled by the Manager immediately preceding such vacancy (or, if such Manager has ceased to exist without any successor or assign, then by the holders of a majority of the voting power of the shares of capital stock of such Manager immediately prior to such cessation). For the avoidance of doubt, the Members, in their respective capacities as such, shall have no right under this Agreement to fill vacancies in the position of Manager.

SECTION 6.05. Related Party Transactions. The Manager may cause the Company to contract and deal with the Manager or any Fubo Group Entity on such terms as the Manager and such Fubo Group Entity, as applicable, shall determine. The Manager may cause the Company or any Subsidiary of the Company to contract and deal with any Hulu Group Entity; provided that such contracts and dealings are approved in accordance with the Fubo Governing Documents, to the extent applicable.

SECTION 6.06. Reimbursement for Expenses. The Manager shall not be compensated for its services as Manager except as expressly provided in this Agreement. The Members acknowledge and agree that, as of the Effective Time, Fubo’s Class A Common Stock will be publicly traded and Fubo will have access to the public capital markets, and such status and the services performed by the Manager will inure to the benefit of the Company and all Members. Therefore, the Manager shall be reimbursed by the Company for any reasonable and documented expenses incurred by the Manager on behalf of Fubo or the Company, including (to the extent reasonable and documented) (a) all fees, expenses and costs of Fubo being a public company (including public reporting obligations, proxy statements, stockholder meetings, stock exchange fees, transfer agent fees, SEC and FINRA filing fees, offering expenses and excise taxes (including any excise taxes imposed by Section 4501 of the Code) incurred in connection with the redemption of Class A Common Stock) and maintaining Fubo’s corporate existence, (b) operating, administrative and other similar costs incurred by Fubo, (c) payments pursuant to any legal, tax, accounting and other professional fees and expenses and (d) any (i) judgments, settlements, penalties or fines levied against, and payable by, Fubo or (ii) other costs or expenses in respect of any claim, litigation or proceeding involving Fubo that are payable by Fubo. To the extent practicable, expenses incurred by the Manager on behalf of or for the benefit of the Company shall be billed directly to and paid by the Company and, if and to the extent any reimbursements to the Manager or any of its Affiliates by the Company pursuant to this Section 6.06 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Company), such amounts shall be treated as “guaranteed payments” within the meaning of Section 707(c) of the Code and shall not be treated as Distributions for purposes of computing the Members’ Capital Accounts.

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SECTION 6.07. Delegation of Authority. The Manager may, from time to time, delegate to one or more Officers or other Persons such authority and duties as the Manager may deem advisable. The salaries or other compensation, if any, of agents of the Company shall be fixed from time to time by the Manager, subject to the other provisions in this Agreement.

SECTION 6.08. Duties; Limitation of Liability.

(a) Subject, as applicable, to Section 7.06 but otherwise notwithstanding any other provision of this Agreement to the contrary, the Manager and each Officer, in their capacities as such, and not in any other capacity, shall have the same fiduciary duties of loyalty and care as a director and an officer, respectively, of a corporation organized under the General Corporation Law of the State of Delaware, and shall be entitled to the benefit of the same presumptions in carrying out such duties as would be afforded to a director or an officer under applicable Law.

(b) Notwithstanding any other provision of this Agreement to the contrary, the Manager and each Officer shall be fully protected in relying in good faith upon the records of the Company and upon information, opinions, reports or statements presented by any Member, any liquidating trustee, any Officer or any employee of the Company or any committee of the Company or the Members, or by any other Persons, as to matters the Manager or such Officer reasonably believes are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Company or to make reasonable provision to pay such claims and obligations, or any other facts pertinent to the existence and amount of assets from which distributions to Members or creditors might properly be paid.

(c) Notwithstanding any other provision of this Agreement to the contrary, the Manager and the Officers shall, to the fullest extent permitted by applicable Law, not be liable to the Company, the Members, the other Officers or any other Person that is a party to or is otherwise bound by this Agreement, for monetary liability for breach of fiduciary duty as a manager or Officer of the Company, except that the foregoing shall not eliminate or limit the liability of the Manager or Officers for any (i) breach of the Manager’s or the Officer’s duty of loyalty to the Company and its Members, (ii) act or omission that involves intentional misconduct or a knowing violation of Law or (iii) transaction from which the Manager or Officer derived an improper personal benefit.

(d) The provisions of this Section 6.08, to the extent that they eliminate or restrict the duties and liabilities of the Manager or any Officer otherwise existing at law or in equity, are agreed by the Company, the Members, the Manager and any other Person that is a party to or is otherwise bound by this Agreement to replace such other duties and liabilities of the Manager or such Officer, as applicable, to the fullest extent permitted by applicable Law.

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SECTION 6.09. Indemnification.

(a) The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable Law, any Member, the Manager and each Officer (each, an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a Member, the Manager or an Officer of the Company or, while serving as a Member, Manager or Officer of the Company, is or was serving at the Company’s request as a director, officer, employee or agent of another company or of a partnership, joint venture, trust or other enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such person in connection with such Proceeding; provided, however, that no Indemnified Person shall be indemnified for any amounts attributable to such Indemnified Person’s or its Affiliates’ intentional misconduct or knowing violation of Law or for any breach of this Agreement or other agreements between such Indemnified Person and the Company or the Company’s Subsidiaries. Notwithstanding the preceding sentence, except as otherwise provided in this Section 6.09, the Company shall be required to indemnify an Indemnified Person who is an Officer in connection with an Action (or part thereof) commenced by such Indemnified Person only if the commencement of such Action (or part thereof) by such Indemnified Person was authorized in the specific case by the Manager.

(b) The Company shall, to the fullest extent permitted by applicable Law, pay the reasonable and documented out-of-pocket expenses (including reasonable and documented attorneys’ fees) incurred by an Indemnified Person in defending any Action indemnifiable under this Section 6.09 in advance of its final disposition; provided, however, that such payment in advance of the final disposition of any Action shall be made to such Indemnified Person that is an Officer only upon receipt of an undertaking by such Indemnified Person to repay all amounts advanced if it should be ultimately determined that such Indemnified Person is not entitled to be indemnified under this Section 6.09 or otherwise.

(c) The right to indemnification and the advancement of expenses conferred by this Section 6.09 shall, to the fullest extent permitted by applicable Law, not be exclusive of any other right which any Indemnified Person may have or hereafter acquire under any statute, agreement, bylaw, action by the Manager or otherwise.

(d) Any amendment or modification of this Section 6.09 shall not adversely affect any right or protection hereunder of any Indemnified Person in respect of any act or omission occurring prior to the time of such amendment or modification.

(e) The Company shall maintain directors’ and officers’ liability insurance, or make other financial arrangements, at its expense, to protect any Indemnified Person against any expense, liability or loss described in Section 6.09(a) and Section 6.09(b) whether or not the Company would have the power to indemnify or advance expenses to such Indemnified Person against such expense, liability or loss under the provisions of this Section 6.09; provided, that the Company’s inability to obtain, directly or indirectly, such insurance shall in no way limit or waive its obligations pursuant to this Section 6.09. The Company shall use its commercially reasonable efforts to purchase and maintain (i) directors’ and officers’ liability insurance with a carrier and in an amount determined necessary or desirable as determined in good faith by the Manager and (ii) property, casualty and liability insurance in types and at levels customary for companies of similar size engaged in similar lines of business, as determined in good faith by the Manager.

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(f) The indemnification and advancement of expenses provided for in this Section 6.09 shall be provided out of and to the extent of Company assets only. No Member (unless such Member otherwise agrees in writing or is found in a non-appealable decision by a Governmental Entity of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company. The Company (i) shall be the primary indemnitor of first resort for such Indemnified Person pursuant to this Section 6.09 and (ii) shall be fully responsible for the advancement of all expenses and the payment of all damages or liabilities with respect to such Indemnified Person which are addressed by this Section 6.09.

(g) If this Section 6.09 or any portion hereof shall be invalidated on any ground by any Governmental Entity of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 6.09 to the fullest extent permitted by any applicable portion of this Section 6.09 that shall not have been invalidated and to the fullest extent permitted by applicable Law.

SECTION 6.10. Investment Company Act. The Manager shall use its reasonable best efforts to ensure that the Company shall not be subject to registration as an investment company pursuant to the Investment Company Act.

SECTION 6.11. Outside Activities of Fubo. Fubo shall not, directly or indirectly, enter into or conduct any business or operations, other than in connection with (a) in its capacity as a Member, the ownership, acquisition and disposition of Units or other Company Equity Securities, (b) the management of the business and affairs of the Company and its Subsidiaries, (c) the operation of Fubo as a reporting company with a class (or classes) of securities registered under Section 12 of the Exchange Act and listed on a securities exchange, (d) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (e) financing or refinancing of any type related to Fubo, the Company, the Company’s Subsidiaries or their respective assets or activities, and (f) such activities as are incidental to the foregoing; provided, however, that, except as otherwise provided herein, the net proceeds of any financing or refinancing raised by Fubo pursuant to the preceding clause (d) or (e) shall be made available to the Company as Capital Contributions, loans or otherwise, as appropriate and substantially on the same terms; provided further, that Fubo may, in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through the Company and its Subsidiaries so long as Fubo takes commercially reasonable measures to ensure that the economic benefits and burdens of such assets are otherwise vested in the Company or its Subsidiaries, through assignment, mortgage, loan or otherwise (in each case without a mark-up or additional direct or indirect economics to Fubo) or, if it is not commercially reasonable to vest such economic interests in the Company or any of its Subsidiaries, the Members shall negotiate in good faith to amend this Agreement to reflect such activities and the direct ownership of assets by Fubo. Nothing contained herein shall be deemed to prohibit Fubo from executing any guarantee of indebtedness of the Company or its Subsidiaries or complying with it obligations under the Fubo Governing Documents.

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ARTICLE VII

Rights and Obligations of Members

SECTION 7.01. Limitation of Liability and Duties of Members.

(a) Except as expressly provided in this Agreement or in the Delaware Act, no Member (including any Member that is also the Manager) shall be personally liable, whether to the Company, to any of the other Members, to the creditors of the Company or to any third party, for any debt, obligation or liability of the Company, whether arising in contract, tort or otherwise, solely by reason of being a Member. Notwithstanding anything contained herein to the contrary, the failure of the Company or the Manager to observe any formalities or requirements relating to the exercise of the Company’s powers or management of the Company’s business and affairs under this Agreement or the Delaware Act shall, to the fullest extent permitted by applicable Law, not be grounds for imposing personal liability on the Members for any debts, obligations or liabilities of the Company.

(b) In accordance with the Delaware Act and the laws of the State of Delaware, a Member may, under certain circumstances, be required to return amounts previously distributed to such Member. It is the intent of the Members that no Distribution to any Member pursuant to Article IV shall be deemed a return of money or other property paid or distributed in violation of the Delaware Act. To the fullest extent permitted by applicable Law, any Member receiving any such money or property shall not be required to return any such money or property to the Company or any other Person, unless such Distribution was made by the Company to its Members in clerical error or in contravention of this Agreement. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, a Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member.

(c) Notwithstanding any other provision of this Agreement to the contrary, no Member (in its capacity as a Member) shall, to the fullest extent permitted by applicable Law, owe any duties (including fiduciary duties) to the Company, any other Member or any other Person that is a party to or is otherwise bound by this Agreement, other than with respect to the implied covenant of good faith and fair dealing and the duties or standards expressly set forth in this Agreement. The provisions of this Section 7.01(c), to the extent that they eliminate or restrict the duties of a Member otherwise existing at law or in equity, are agreed by the Company, the Members, the Manager and any other Person that is a party to or is otherwise bound by this Agreement to replace such other duties of a Member to the fullest extent permitted by applicable Law; provided that, for the avoidance of doubt, this Section 7.01(c) shall not limit the duties (including fiduciary duties) of any Member, in its capacity as the Manager, to the Company, any other Member or any other Person that is a party to or is otherwise bound by this Agreement.

SECTION 7.02. Lack of Authority. No Member (in its capacity as a Member) has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditure on behalf of the Company. The Members hereby consent to the exercise by the Manager, the Officers and any Persons to whom the Manager properly delegates authority and duties pursuant to this Agreement of the powers conferred on them by Law and this Agreement.

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SECTION 7.03. No Right of Partition. To the fullest extent permitted by applicable Law, no Member (in its capacity as a Member) shall have the right to seek or obtain partition by court decree or operation of Law of any Company property, or the right to own or use particular or individual assets of the Company, any such right or power that such Member (in its capacity as a Member) might have to cause the Company or any of its assets to be partitioned being hereby irrevocably waived.

SECTION 7.04. Members Right to Act. The approval or consent of the Members shall not be required for any act for or on behalf of the Company, to bind the Company or to make an expenditure by the Company except to the extent otherwise expressly required by the terms of this Agreement (including pursuant to Section 14.01(a) and Section 15.02(a)) or otherwise expressly required under applicable Law (including the Delaware Act). For matters that require the approval or consent of the Members under this Agreement or applicable Law (including the Delaware Act), the Members shall act through meetings or written consents in lieu of meetings as described in this Section 7.04:

(a) Except as otherwise expressly provided in Section 15.02(a), the approval or consent of the Majority Members, voting together as a single class, shall constitute the requisite approval or consent of the Members hereunder. Any Member entitled to vote at a meeting of Members or to act by written consent of the Members in lieu of a meeting may authorize another Person or Persons to act for such Member by proxy. Any copy or other reliable reproduction of the document (including any electronic transmission) authorizing another Person or Persons to act as proxy for a Member may be substituted or used in lieu of the original document for purposes of this Section 7.04(a). No proxy shall be voted or acted upon after three years from the date of such proxy, unless the proxy provides for a longer period. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and that the proxy is coupled with an interest. If a proxy designates two or more Persons to act as proxies, unless that instrument shall provide to the contrary, (i) a majority of such Persons present at any meeting at which, or acting by written consent in which, their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, (ii) if only one such Person is present at such meeting, or is able to act by written consent, then such powers may be exercised by that one Person and (iii) if an even number of such Persons are present at such meeting, or are able to act by written consent, and a majority of such Persons do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the votes that are the subject of such proxy are to be voted with respect to such issue under the circumstances contemplated by this clause (iii).

(b) Any action permitted to be taken hereunder by the Members may be taken at a meeting called by the Manager or by the Majority Members upon at least 48 hours’ prior written notice to the other Members entitled to vote, which notice shall state the purpose or purposes for which such meeting is being called. The actions taken by the Members entitled to vote or consent at any meeting (as opposed to by consent in lieu of a meeting), if improperly called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Members entitled to vote or consent as to whom it was improperly held signs a waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The actions by the Members entitled to vote or consent may be taken by vote of the Members entitled to vote or consent at a meeting or by consent in lieu of a meeting, so long as such consent is in writing and is signed by Members holding not less than the minimum number of Units that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted. Prompt notice of the action so taken without a meeting, which shall state the purpose or purposes for which such consent in lieu of a meeting was required, shall be given to those Members entitled to vote or consent who did not sign such consent (for which such notice and consent may be delivered via electronic transmission); provided, however, that the failure to give any such notice shall not affect the validity of the action taken by such consent in lieu of a meeting. Any action taken pursuant to such consent in lieu of a meeting of the Members shall have the same force and effect as if taken by the Members at a meeting thereof.

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SECTION 7.05. Inspection Rights. The Company shall permit each Member and each of such Member’s designated Representatives, for any purpose reasonably related to such Member’s interest as a Member, to (i) visit and inspect any of the premises of the Company and its Subsidiaries, at reasonable times and upon reasonable notice, (ii) examine the corporate and financial records of the Company or any of its Subsidiaries and make copies thereof or extracts therefrom, during reasonable business hours and upon reasonable notice, or (iii) consult with the managers, officers, employees and independent accountants of the Company or any of its Subsidiaries concerning the affairs, finances and accounts of the Company or any of its Subsidiaries, during reasonable business hours and upon reasonable notice. The presentation of an executed copy of this Agreement by any Member to the Company’s independent accountants shall constitute the Company’s permission to its independent accountants to participate in discussions with such Persons and their respective designated Representatives. No Member (other than Hulu), unless permitted by the Manager, shall have any inspection rights under Section 18-305 of the Delaware Act.

SECTION 7.06. Corporate Opportunities.

(a) In furtherance of Section 7.01(c) and in recognition of the fact that (i) the Company is not a wholly owned subsidiary of any Hulu Group Entity and that Hulu (or other Hulu Group Entities) may continue to be a Member and a significant stockholder of Fubo, (ii) directors, managers, officers or employees of Hulu Group Entities may serve as directors, managers, officers or employees of Fubo Group Entities, (iii) Hulu Group Entities, directly or indirectly, may engage in the same, similar or related lines of business as those in which Fubo Group Entities, directly or indirectly, may engage or in other business activities that overlap or compete with those in which Fubo Group Entities, directly or indirectly, may engage, (iv) Hulu Group Entities may have an interest in the same areas of corporate opportunity as Fubo Group Entities and (v) as a consequence of the foregoing, it is in the best interests of the Company that the respective rights and obligations of the Company and of the Hulu Group Entities, and the duties of any managers, officers or employees of the Company who are also directors, managers, officers or employees of any Hulu Group Entity, be determined and delineated in respect of any transactions between, or opportunities that may be suitable for, the Company or any other Fubo Group Entity, on the one hand, and any Hulu Group Entity, on the other hand, the provisions of this Section 7.06 shall, to the fullest extent permitted by applicable Law, regulate and define the conduct of certain of the business and affairs of the Company in relation to the Hulu Group Entities and the conduct of certain affairs of the Company as they may involve Hulu Group Entities and directors, managers, officers or employees of Hulu Group Entities, and the powers, rights, duties and liabilities of the Company and its officers, managers, employees, Members and Assignees in connection therewith.

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(b) The Company may from time to time, in accordance with the Fubo Governing Documents, enter into and perform, or cause or permit any other Fubo Group Entity to enter into and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with Hulu Group Entities, pursuant to which the Company or any other Fubo Group Entity, on the one hand, and one or more Hulu Group Entities, on the other hand, agree to engage in transactions of any kind or nature with each other, including to allocate, and to cause their respective directors, managers, officers or employees (including any who are directors, managers, officers or employees of a Fubo Group Entity and a Hulu Group Entity) to allocate, opportunities between them or to refer opportunities to each other. To the fullest extent permitted by applicable Law, no Hulu Group Entity, and no manager, officer or employee of the Company who is also a director, manager, officer or employee of any Hulu Group Entity, shall have or be under any fiduciary duty to the Company or any other Fubo Group Entity to refer any corporate opportunity to the Company or any other Fubo Group Entity or to refrain from acting on behalf of the Company or any other Fubo Group Entity, or on behalf of such Hulu Group Entity, in respect of any such agreement or transaction or performing any such agreement in accordance with its terms. No such agreement, or the performance thereof by any Fubo Group Entity, on the one hand, or by any Hulu Group Entity, on the other hand, shall, to the fullest extent permitted by applicable Law, be considered contrary to any fiduciary duty that (i) any Hulu Group Entity may be alleged to owe to any Fubo Group Entity or to any Member or Assignee by reason of such Hulu Group Entity being a Member of the Company or a significant stockholder of Fubo or (ii) any director, manager, officer or employee of any Fubo Group Entity who is also a director, manager, officer or employee of a Hulu Group Entity may be alleged to owe to such Fubo Group Entity or any equityholder thereof.

(c) To the fullest extent permitted by applicable Law, no Hulu Group Entity shall have any duty to communicate information regarding a corporate opportunity to any Fubo Group Entity or to refrain from (i) engaging in the same or similar activities or lines of business as any Fubo Group Entity, (ii) doing business with any client, customer or vendor of any Fubo Group Entity or (iii) employing or otherwise engaging any director, manager, officer or employee of any Fubo Group Entity.

(d) To the fullest extent permitted by applicable Law, except as otherwise agreed in writing between the Company and the applicable Hulu Group Entity, in the event that a director, manager, officer or employee of a Fubo Group Entity who is also a director, manager, officer or employee of a Hulu Group Entity acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both a Fubo Group Entity, on the one hand, and such Hulu Group Entity, on the other hand, (i) such director, manager, officer or employee shall have no duty to communicate or present such opportunity to any Fubo Group Entity and shall, to the fullest extent permitted by applicable Law, not be liable to any Fubo Group Entity or any equityholder thereof for breach of fiduciary duties as a director, manager, officer or employee of any Fubo Group Entity (or have been deemed to have failed to act in good faith or in the best interests of any Fubo Group Entity) by reason of the fact that (A) such director, manager, officer or employee directs such opportunity to a Hulu Group Entity or otherwise does not present such opportunity to a Fubo Group Entity or (B) a Hulu Group Entity pursues or acquires such opportunity for itself, directs such opportunity to another Person or does not otherwise present such opportunity to a Fubo Group Entity and (ii) the Company, on behalf of itself and the other Fubo Group Entities, renounces any interest or expectancy in such opportunity and waives any claim that such opportunity constituted a corporate opportunity that should be presented to the Company or any other Fubo Group Entity.

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(e) To the fullest extent permitted by applicable Law, no director, manager, officer or employee of any Fubo Group Entity shall be deemed to have an indirect interest in any matter, transaction or corporate opportunity that may be received or exploited by, or allocated to, any Hulu Group Entity, solely by virtue of being a director, manager, officer or employee of any Hulu Group Entity.

(f) To the fullest extent permitted by applicable Law, any Person, directly or indirectly, purchasing or otherwise acquiring or holding any Company Interest shall be deemed to have notice of and to have consented to the provisions of this Section 7.06.

(g) No amendment, repeal, modification, termination or expiration of this Section 7.06, nor the adoption of any provision of this Agreement inconsistent with this Section 7.06, shall eliminate or reduce the effect of this Section 7.06 in respect of any matter occurring prior to such amendment, repeal, modification, termination, expiration or adoption.

ARTICLE VIII

Records and Accounting, Fiscal Year and Reports

SECTION 8.01. Records and Accounting. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 9.01 or pursuant to applicable Law. All matters concerning (a) the determination of the relative amount of allocations and Distributions among the Members pursuant to Article III and Article IV and (b) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Manager, whose determination shall be final and conclusive as to all of the Members absent manifest clerical error.

SECTION 8.02. Fiscal Year. The Fiscal Year of the Company shall begin and end each year on the same dates as the fiscal year of Fubo for such year.

ARTICLE IX

Tax Matters

SECTION 9.01. Preparation of Tax Returns. Subject to the terms and conditions of this Agreement, Fubo shall have the authority and obligation to prepare and timely file the tax returns of the Company at the expense of the Company using such permissible methods and elections as it determines in its reasonable discretion, including the use of any permissible method under Section 706 of the Code for purposes of determining the varying Company Interests of the Members. At least 15 days prior to the due date for filing of any income tax return of the Company, the Company shall send a draft of such tax return to Hulu for review and comment and consider in good faith all reasonable comments received prior to filing. The Company shall provide each Person who was a Member at any time during such Taxable Year with draft tax information that is reasonably requested or required by such Members for U.S. federal and state and income tax reporting purposes with respect to a Taxable Year (including an IRS Schedule K-l) within 180 days of the close of the Company’s Taxable Year, with a final version of such information to follow no later than 220 days of the close of the Company’s Taxable Year in relation to information required for federal income tax returns and 250 days of the close of the Company’s Taxable Year ends in relation to information required for state and local income and franchise tax returns. This period in which the final version of the tax information is to be provided shall be automatically extended by the period of any delay beyond the control of the Company, such as a delay resulting from the failure of a third party to provide required tax information to the Company in a timely manner. In addition, the Company shall provide other tax information (including state apportionment data and country-by-country data) reasonably requested by any Member from time to time for purposes of supporting financial statements, making tax payments and statutorily required filings on a mutually agreed timeline. Each Member shall notify the Company and the other Members upon receipt of any written notice of a tax examination with respect to the Company by any tax authorities. The Company shall also provide to each Member reasonable estimates of such Member’s allocation of taxable income to allow such Member to compute its quarterly estimated taxes.

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SECTION 9.02. Tax Elections.

(a) The Manager shall cause the Company and each of its Subsidiaries that is treated as a partnership for U.S. federal income tax purposes to have in effect an election under Section 754 of the Code (or any similar provisions of applicable state, local or foreign tax Law) for each Taxable Year. The Manager shall take commercially reasonable efforts to cause each Person in which the Company owns a direct or indirect equity interest (other than a Subsidiary) that is so treated as a partnership to have in effect any such election for each Taxable Year. Each Member will supply to the Company (upon request of the Manager) any information reasonably necessary to give proper effect to any such election.

(b) So long as the Hulu Group Entities collectively own at least 10 percent of all Company Interests, (i) the Manager will not cause or permit the Company (or any of its Subsidiaries that are currently treated as entities other than corporations for U.S. federal income tax purposes) to be treated as a corporation for U.S. federal income or other applicable state, local or foreign tax purposes and (ii) none of the parties hereto will take any action to cause Fubo to be treated as other than a corporation for U.S. federal income or other applicable state, local or foreign tax purposes, in each case, except with Hulu’s consent.

SECTION 9.03. Tax Controversies. Fubo shall be designated and may, on behalf of the Company, at any time, and without further notice to or consent from any Member, act as the “partnership representative” of the Company (within the meaning given to such term in Section 6223 of the Code) (the “Partnership Representative”) for purposes of the Code and shall appoint a “designated individual” in accordance with Treasury Regulations Section 301.6223-1(b)(3) (the “Designated Individual”), who will be the sole individual through whom the Partnership Representative will act for all purposes under Sections 6221 through 6241 of the Code and the Treasury Regulations and other guidance relating thereto (and any similar or corresponding provisions applicable to state, local or foreign income tax examinations) (the “BBA Audit Rules”). The Designated Individual shall act solely at the direction of the Partnership Representative and shall have no authority to act independently of the Partnership Representative in connection with any matter under the BBA Audit Rules. The Partnership Representative (through the Designated Individual) shall have the right and obligation to take all actions authorized and required by the Code for the Partnership Representative to take, and the Partnership Representative (through the Designated Individual) is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and other items reasonably incurred in connection therewith. Each Member agrees to cooperate with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings. The Partnership Representative and the Designated Individual shall keep all Members reasonably and promptly informed of any material audit or administrative or judicial proceedings and any decisions or elections described in the previous sentence that are material in nature, and, for so long as the Hulu Group Entities collectively own at least 10 percent of all Company Interests, Hulu shall have the right to observe and participate through representatives of its own choosing (at its sole expense) in any material tax proceeding. Nothing herein shall diminish, limit or restrict the rights of any Member under the BBA Audit Rules. Notwithstanding the foregoing and unless otherwise agreed by Fubo and Hulu, to the maximum extent permitted under the BBA Audit Rules, the Company shall timely elect, and each Member shall cooperate in electing, under Section 6226(a) of the Code for Section 6225 of the Code not to apply and for each Member to take any adjustment into account as provided in Section 6226(a) of the Code.

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SECTION 9.04. Cooperation on Tax Matters. The parties hereto will cooperate in good faith to minimize any income or gain arising from the repayment or other refinancing of the Existing Convertible Notes.

SECTION 9.05. 2029 Convertible Units. The parties to this Agreement intend that, for U.S. federal income tax purposes, unless otherwise required by the Code or Treasury Regulations, (a) the receipt of Common Units on conversion of any Unvested 2029 Convertible Units upon a Share Vesting Event shall be treated in accordance with principles similar to those set forth in Treasury Regulations Section 1.721-2(a), and (b) Fubo shall not be treated as having taxable income or gain as a result of the receipt of such Unvested 2029 Convertible Units or the receipt of any Common Units as a result of any Share Vesting Event (other than as a result of corrective allocations made pursuant to Section 5.04(e)). The Company shall prepare and file all applicable tax returns consistent therewith unless otherwise required by a “determination” within the meaning of Section 1313 of the Code or a change in applicable Law.

ARTICLE X

Restrictions on Transfer of Units

SECTION 10.01. General. No Member or Assignee may Transfer any Units or any interest in any Units other than pursuant to and in accordance with this Article X. Notwithstanding the foregoing, this Article X does not govern the procedures for an Exchange, which shall be governed by Article XI, nor does this Article X modify any applicable transfer restrictions contained in the Stockholders Agreement, and in the event of a conflict or inconsistency between the transfer restrictions in this Agreement and any applicable transfer restrictions in the Stockholders Agreement, such transfer restrictions in the Stockholders Agreement shall govern with respect to Transfers of Units.

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SECTION 10.02. Permitted Transfers.

(a) Transfers of Units (i) pursuant to a Change of Control Transaction, (ii) by a Member to Fubo or the Company, (iii) made with the prior written approval of the Manager, (iv) by any Member to such Member’s Permitted Transferees or (v) by Fubo to the holders of Fubo Equity Securities in connection with the dissolution of Fubo shall be the only Transfers of Units or any interest in Units permitted under this Article X; provided that any such Transfer must comply with all other applicable requirements of this Article X (each such Transfer, a “Permitted Transfer”); provided further that the restrictions contained in this Agreement will continue to apply to Units after any Permitted Transfer of such Units pursuant to Section 10.02(a)(iii) or Section 10.02(a)(iv).

(b) Notwithstanding anything to the contrary in this Article X, (i) no Transfer of a Paired Common Unit shall be made by a Transferor unless such Transfer is accompanied by the transfer of a corresponding Paired Class B Share and (ii) Fubo shall not Transfer any Common Units that it holds except to the Company in accordance with this Agreement or to the holders of Fubo Equity Securities in connection with the dissolution of Fubo.

SECTION 10.03. Registration and Exemption from Registration; Restricted Units Legend. The Units have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is then available. If, pursuant to Section 3.06(a), the Manager authorizes the Company to issue “certificates” with respect to a class or series of Units and elects to treat such class or series of Units as “securities”, then (i) the Company shall maintain books for the purpose of registering the transfer of such class or series of Units (which books and records may be the Schedule of Members) and, notwithstanding anything in this Agreement to the contrary, the transfer of any Unit of such class or series shall require the delivery of an endorsed certificate and any transfer of any Unit of such class or series shall not be deemed effective until the transfer is registered in the books and records of the Company (which books and records may be the Schedule of Members) and (ii) a Unit of the relevant class or series shall be represented by a certificate in the form provided by the Manager that contains substantially the following legend:

“THE TRANSFER OF THIS CERTIFICATE AND THE LIMITED LIABILITY COMPANY INTERESTS REPRESENTED HEREBY IS RESTRICTED AS PROVIDED IN THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF FUBO OPERATIONS LLC ENTERED INTO AND EFFECTIVE AS OF OCTOBER 29, 2025, AS THE SAME MAY BE AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH ITS TERMS.”.

The Company shall imprint such legend on certificates (if any) evidencing Units. The legend set forth above shall be removed from the certificates (if any) evidencing any Units which cease to be outstanding.

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SECTION 10.04. Transfer. Prior to Transferring any Units pursuant to Section 10.02(a)(iii) or Section 10.02(a)(iv), the Transferor shall (a) cause the anticipated Transferee to agree in writing to be bound by this Agreement and any other agreements between the holders of Units, in their respective capacities as such, and the Company or Fubo, as applicable (collectively, the “Other Agreements”), and cause the anticipated Transferee to execute and deliver to the Company a Joinder and counterparts to any applicable Other Agreement and (b) deliver to the Manager, upon its request, evidence reasonably satisfactory to the Manager to the effect that such Transfer of Units (i) may be effected without registration of such Units under the Securities Act and (ii) is not subject to withholding that would be reasonably likely to affect the Company. Upon receipt of any executed Joinder pursuant to clause (a) of the preceding sentence, the Manager shall provide a written notice to each Member (other than the Transferor) that shall disclose the identity of the anticipated Transferee.

SECTION 10.05. Assignee’s Rights.

(a) The Transfer of Units or any interest in Units in accordance with this Agreement shall be effective as of the date of its valid assignment, and such Transfer shall be shown on the books and records of the Company as of such date in accordance with Section 3.01(d). Profits, Losses and other Company items shall be allocated between the Transferor and the Assignee according to Section 706 of the Code, using any permissible method as determined in the reasonable discretion of the Manager. Distributions made before the effective time of such Transfer shall be paid to the Transferor, and Distributions made after the effective time of such Transfer shall be paid to the Assignee.

(b) Unless and until an Assignee becomes a Member pursuant to Article XII, the Assignee shall not be entitled to any of the rights granted to a Member hereunder or under applicable Law, other than the rights granted specifically to Assignees pursuant to this Agreement; provided, however, that, without relieving the Transferor from any such limitations or obligations as more fully described in Section 10.06, such Assignee shall be bound by any limitations and obligations of a Member contained herein by which a Member would be bound on account of the Assignee’s Company Interest (including the obligation to make Capital Contributions on account of such Company Interest, to the extent applicable).

SECTION 10.06. Assignor’s Rights and Obligations. Any Member who Transfers any Units in accordance with this Agreement shall cease to be a Member with respect to such Units and shall no longer have any rights or privileges or, except as set forth in Section 5.05, Article IX or this Section 10.06, duties, liabilities or obligations, of a Member with respect to such Units (it being understood, however, that the applicable provisions of Section 6.08, Section 6.09, Section 7.01 and Section 7.06 shall continue to inure to such Person’s benefit), except that unless and until the Assignee (if not already a Member) is admitted as a Substituted Member in accordance with the provisions of Article XII (the “Admission Date”), (a) such assigning Member shall retain all of the duties, liabilities and obligations of a Member with respect to such Units and (b) the Manager may, in its sole discretion, reinstate all or any portion of the rights and privileges of such Member with respect to such Units for any period of time prior to the Admission Date. Nothing contained herein shall relieve any Member who Transfers any Units from any liability of such Member to the Company with respect to such Units that may exist on or prior to the Admission Date or that is otherwise specified in the Delaware Act and incorporated into this Agreement or for any liability of such Member to the Company or any other Person for any materially false statement made by such Member (in its capacity as such) or for any present or future breaches of any representations, warranties or covenants by such Member (in its capacity as such) contained herein or in any other agreement with the Company or any other Person.

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SECTION 10.07. Overriding Provisions.

(a) Any Transfer in violation of this Article X shall, to the fullest extent permitted by applicable Law, be null and void ab initio, and (i) the provisions of Section 10.05 and Section 10.06 shall not apply to any such Transfers, (ii) in the event of any such Transfer or attempted Transfer, the Company shall not record such Transfer on its books and records, including the Schedule of Members, or treat any purported Transferee of such Units as the owner of such securities for any purpose and (iii) any Person to whom a Transfer is made or attempted in violation of this Article X shall not be admitted as a Member, shall not be entitled to vote on any matters coming before the Members and shall not have any other rights in or with respect to any rights of a Member. The approval of any Transfer in any one or more instances with respect to a Member (A) shall not limit or waive the requirement for such approval in any other or future instance with respect to such Member or any other Member and (B) shall not necessarily apply to any other Member.

(b) Notwithstanding anything contained in this Agreement to the contrary (including, for the avoidance of doubt, the provisions of Article XI and Article XII and the other provisions of this Article X), in no event shall any Member Transfer any Units without the prior written consent of the Manager to the extent such Transfer could, in the reasonable determination of the Manager:

(i) result in a violation of the Securities Act, or any other applicable federal, state or foreign Laws;

(ii) subject the Company to regulation under the Employee Retirement Income Security Act of 1974;

(iii) subject the Company to registration as an investment company under the Investment Company Act or constitute an assignment under the Investment Company Act;

(iv) cause the Company to become a “publicly traded partnership”, as such term is defined in Sections 469(k)(2) or 7704(b) of the Code;

(v) cause the Company to (1) be classified as a “publicly traded partnership” as that term is defined in Section 7704 of the Code and Treasury Regulations promulgated thereunder or (2) fail to qualify for at least one of the safe harbors contained in Treasury Regulations Section 1.7704-1; or

(vi) be a Transfer to a Person who is not legally competent or who has not achieved his or her majority under applicable Law (excluding trusts for the benefit of minors).

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ARTICLE XI

Redemption and Exchange

SECTION 11.01. Redemption Right of a Member.

(a) Subject to the provisions set forth in this Section 11.01, each Member (other than Fubo) shall be entitled to cause the Company to redeem (a “Redemption”) its Paired Common Units for a Share Settlement (or, in accordance with Section 11.01(b), a Cash Settlement) (the “Redemption Right”) at any time and from time to time. A Member desiring to exercise its Redemption Right (the “Redeeming Member”) shall exercise such right by giving written notice (the “Redemption Notice”) to the Company with a copy to Fubo. Each Redemption Notice shall specify the number of Paired Common Units (the “Redeemed Units”) that the Redeeming Member intends to have the Company redeem and a date, not less than seven Business Days nor more than ten Business Days after delivery of such Redemption Notice (unless and to the extent that the Manager, in its sole discretion, agrees in writing to waive such time periods), on which exercise of the Redemption Right shall be completed (the “Redemption Date”); provided that the Company, Fubo and the Redeeming Member may change the number of Redeemed Units or the Redemption Date specified in such Redemption Notice to another number or date by mutual agreement signed in writing by each of them; provided further that, at the election of the Redeeming Member, a Redemption Notice may be conditioned on (x) the Redeeming Member having entered into a valid and binding agreement with a third party for the sale of shares of Class A Common Stock that may be issued in connection with such proposed Redemption (whether in a tender or exchange offer, private sale or otherwise) and such agreement is subject to customary closing conditions for agreements of such kind and the delivery of the Class A Common Stock by the Redeeming Member to such third party, (y) the closing of an announced merger, consolidation or other transaction in which the shares of Class A Common Stock that may be issued in connection with such proposed Redemption would be exchanged or converted or become exchangeable for or convertible into cash or other securities or property or (z) the closing of an underwritten distribution of the shares of Class A Common Stock that may be issued in connection with such proposed Redemption. Unless (I) the Redeeming Member has timely delivered a Retraction Notice as provided in Section 11.01(c) or has retracted or delayed a Redemption as provided in Section 11.01(d), or (II) Fubo has elected to effect a Direct Exchange as provided in Section 11.03, on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date): (A) the Redeeming Member shall transfer and surrender the Redeemed Units and surrender any certificates representing the Redeemed Units duly endorsed in blank, free and clear of all Encumbrances, in each case, to the Company, and (B) the Company shall (x) cancel the Redeemed Units and any certificates representing the Redeemed Units, (y) transfer to the Redeeming Member the Share Settlement or the Cash Settlement to which the Redeeming Member is entitled under Section 11.01(b) and (z) if the Common Units are certificated, issue to the Redeeming Member a certificate representing a number of Common Units equal to the difference (if any) between the number of Common Units represented by the certificate surrendered by the Redeeming Member pursuant to clause (A) of this Section 11.01(a) and the Redeemed Units.

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(b) In exercising its Redemption Right, a Redeeming Member shall be entitled to receive the Share Settlement or, at Fubo’s election, the Cash Settlement. Such election shall be determined solely by the Fubo Audit Committee, and Fubo may only elect the Cash Settlement to the extent that Fubo or the Company has immediately available funds in U.S. dollars in an amount no less than the Cash Settlement. Within three Business Days of delivery of the Redemption Notice, Fubo shall give written notice (a “Settlement Method Notice”) to the Company (with a copy to the Redeeming Member) of its intended settlement method with respect to such Redeemed Units; provided that if Fubo does not timely deliver a Settlement Method Notice, Fubo shall be deemed to have elected the Share Settlement as the form of redemption payment.

(c) If Fubo elects the Cash Settlement as the form of redemption payment with respect to any proposed Redemption, the Redeeming Member may retract its Redemption Notice by giving written notice (the “Retraction Notice”) to the Company (with a copy to Fubo) at any time prior to 5:00 p.m. New York City time on the second Business Day immediately preceding the relevant Redemption Date. The timely delivery of a Retraction Notice shall terminate all of the Redeeming Member’s, the Company’s and Fubo’s rights and obligations under this Section 11.01 arising from the relevant Redemption Notice (but shall not, for the avoidance of doubt, alter any rights to cause the Company to redeem such Paired Common Units pursuant to any subsequent Redemption Notice).

(d) In the event Fubo elects the Share Settlement as the form of redemption payment with respect to any proposed Redemption, a Redeeming Member shall be entitled to revoke its Redemption Notice or delay the consummation of a Redemption, in whole or in part, by giving notice to the Company (with a copy to Fubo) of such revocation or delay (i) for any reason at any time prior to 5:00 p.m. New York City time on the second Business Day immediately preceding the relevant Redemption Date or (ii) at any time prior to the consummation of the relevant Share Settlement Exchange if any of the following conditions exists: (A) to the extent that the shares of Class A Common Stock are required to be registered under the Securities Act, (I) any registration statement pursuant to which the resale of the shares of Class A Common Stock to be registered for such Redeeming Member at or immediately following the consummation of the Redemption shall have ceased to be effective pursuant to any action or inaction by the SEC or no such resale registration statement has yet become effective, (II) Fubo shall have failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such Redemption and subsequent sale of shares received by the Member pursuant to such Redemption, (III) Fubo shall have exercised its right to defer, delay or suspend the filing or effectiveness or use of a registration statement and such deferral, delay or suspension shall affect the ability of such Redeeming Member to have its shares of Class A Common Stock registered at or immediately following the consummation of the Redemption or to use any effective registration statement for the transfer thereof, (IV) any stop order relating to the registration statement pursuant to which the shares of Class A Common Stock were to be registered by such Redeeming Member at or immediately following the Redemption shall have been issued by the SEC or (V) Fubo shall have failed to comply in any material respect with its obligations under the Stockholders Agreement or the Registration Rights Agreement, and such failure shall have affected the ability of such Redeeming Member to consummate the resale of shares of Class A Common Stock to be received upon such Redemption pursuant to an effective registration statement; (B) Fubo shall have disclosed to such Redeeming Member any material non-public information concerning Fubo, the receipt of which could reasonably be determined to result in such Redeeming Member being prohibited or restricted from selling shares of Class A Common Stock at or immediately following the Redemption without disclosure of such information, and Fubo has not agreed to either disclose such information or permit such Redeeming Member to disclose such information at or immediately following the Redemption; (C) there shall have occurred a material disruption in the securities markets generally or in the market or markets in which shares of Class A Common Stock are then traded; (D) there shall be in effect an applicable Law, an injunction, a restraining order or a decree of any nature of any Governmental Entity that restrains or prohibits the Redemption; or (E) the Redemption Date would occur three Business Days or less prior to, or during, a Black-Out Period; provided, that in no event shall the Redeeming Member seeking to delay the consummation of such Redemption and relying on any of the matters contemplated in clauses (A) through (E) above have controlled or intentionally materially influenced any facts, circumstances or Persons in connection therewith in order to provide such Redeeming Member with a basis for such delay or revocation. If a Redeeming Member delays the consummation of a Redemption (x) pursuant to Section 11.01(d)(i), the Redemption Date shall occur on the date specified in the notice to the Company of such delay and (y) pursuant to Section 11.01(d)(ii), the Redemption Date shall occur on the fifth Business Day following the date on which the conditions giving rise to such delay cease to exist (or, in the case of clauses (x) or (y) of this sentence, such earlier day as Fubo, the Company and such Redeeming Member may agree in writing).

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(e) The Share Settlement or the Cash Settlement, as applicable, that a Redeeming Member is entitled to receive under Section 11.01(b) shall not be adjusted on account of any Distributions previously made with respect to the Redeemed Units or dividends previously paid with respect to such shares of Class A Common Stock; provided, however, that if a Redeeming Member causes the Company to redeem Redeemed Units and the Redemption Date occurs subsequent to the record date for any Distribution with respect to the Redeemed Units but prior to payment of such Distribution, the Redeeming Member shall be entitled to receive such Distribution with respect to the Redeemed Units on the date that it is made notwithstanding that the Redeeming Member transferred and surrendered the Redeemed Units to the Company prior to such date (and shall similarly be entitled to receive any Tax Distributions otherwise payable to such Redeeming Member in accordance with Section 4.01(b) notwithstanding that the Redeeming Member transferred and surrendered the Redeemed Units prior to the date such Tax Distributions are paid; provided, that such Redeeming Member’s entitlement to such Tax Distributions for the portion of the applicable calendar quarter shall be determined using a daily proration method).

(f) In the case of a Share Settlement, in the event that (i) a reclassification, reorganization, recapitalization, merger, exchange or other similar transaction as a result of which the shares of Class A Common Stock are converted into another security or property or (ii) the holders of shares of Class A Common Stock receive any rights (by distribution, dividend or otherwise) to acquire any other property (e.g., a rights or “poison pill” plan), then, in exercising its Redemption Right, a Redeeming Member shall be entitled, in the case of a Share Settlement Exchange, to receive the amount of such security, property or rights that the Redeeming Member would have received if such Redemption Right had been exercised and the Redemption Date had occurred immediately prior to the record date of such transaction or receipt of rights. Except as otherwise addressed through any adjustments made pursuant to Section 3.04 or this Section 11.01(f) (and, for the avoidance of doubt, without duplication thereof), the one-to-one ratio between the applicable Class A Common Stock and the applicable Redeemed Units set forth in the definition of “Share Settlement” shall be equitably adjusted in the event of any stock or Unit split, reverse stock or Unit split, stock or Unit dividend or distribution, combination, reclassification, reorganization, recapitalization, merger, exchange or other transaction by one of the Company or Fubo that is not accompanied by a substantively identical transaction by the other, in each case, to the extent necessary to maintain the economic equivalency (and, in the case of a Share Settlement, voting equivalency) of the value surrendered by a Redeeming Member in a Redemption and the value received by such Redeeming Member in return.

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(g) Notwithstanding anything to the contrary contained herein, neither the Company nor Fubo shall be obligated to effectuate a Redemption if such Redemption could (as reasonably determined by the Manager) cause the Company to be treated as a “publicly traded partnership” or to be taxed as a corporation pursuant to Section 7704 of the Code.

SECTION 11.02. Contribution of Fubo. Subject to Section 11.03, in connection with the exercise of a Redeeming Member’s Redemption Rights under Section 11.01(a), Fubo shall, consistent with its election pursuant to Section 11.01(b), make a Capital Contribution to the Company of either the Share Settlement or the Cash Settlement that the Redeeming Member is entitled to receive under Section 11.01(b). Unless the Redeeming Member has timely delivered a Retraction Notice as provided in Section 11.01(c), or has revoked or delayed a Redemption as provided in Section 11.01(d), on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (i) Fubo shall make its Capital Contribution to the Company (in the form of the Share Settlement or the Cash Settlement) required under this Section 11.02 and (ii) the Company shall automatically issue to Fubo a number of Common Units equal to the number of Redeemed Units surrendered by the Redeeming Member. Notwithstanding any other provision of this Agreement to the contrary, but subject to Section 11.03, in the event that Fubo elects a Cash Settlement, Fubo shall only be obligated to contribute to the Company an amount in respect of such Cash Settlement equal to the net proceeds (after deduction of any underwriters’ discounts or commissions and brokers’ fees or commissions (the “Discount”)) from the sale by Fubo of a number of shares of Class A Common Stock equal to the number of Redeemed Units to be redeemed with such Cash Settlement; provided that Fubo’s Capital Account shall be increased by an amount equal to any Discount relating to such sale of shares of Class A Common Stock in accordance with Section 6.06. The timely delivery of a Retraction Notice shall terminate all of the Company’s and Fubo’s rights and obligations under this Section 11.02 arising from the Redemption Notice (but shall not, for the avoidance of doubt, terminate any rights or obligations pursuant to any subsequent Redemption Notice).

SECTION 11.03. Exchange Right of Fubo.

(a) Notwithstanding anything to the contrary in this Article XI (but subject to Section 11.01(c) and Section 11.01(d) and in accordance with Section 11.03(b)), Fubo may, in its sole and absolute discretion (as determined solely by the Fubo Audit Committee), elect to effect on the Redemption Date the exchange of Redeemed Units for the Share Settlement or the Cash Settlement, as the case may be, through a direct exchange of such Redeemed Units and such consideration between the Redeeming Member and Fubo (a “Direct Exchange”); provided that such election does not prejudice the ability of the parties thereto to consummate the Exchange on the Redemption Date. Upon the consummation of a Direct Exchange pursuant to this Section 11.03, Fubo shall acquire the Redeemed Units, and Fubo shall be treated for all purposes of this Agreement as the owner of such Common Units.

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(b) If Fubo has elected to effect a Direct Exchange pursuant to Section 11.03(a), it shall, no later than one Business Day prior to the Redemption Date, deliver written notice (a “Direct Exchange Election Notice”) to the Company and the Redeeming Member setting forth its election to exercise its right to effect a Direct Exchange in lieu of a Redemption. A Direct Exchange Election Notice may be revoked by Fubo at any time in its sole discretion upon written notice to the Company and the Redeeming Member; provided that any such revocation does not prejudice the ability of the parties thereto to consummate an Exchange on the Redemption Date. With respect to any Redemption, the right to consummate a Direct Exchange pursuant to this Section 11.03 shall be exercisable for all (and not less than all) Redeemed Units that would have otherwise been subject to such Redemption. Except as otherwise provided in this Section 11.03, a Direct Exchange shall be consummated pursuant to the same timeframe and in the same manner as the relevant Redemption would have been consummated pursuant to this Article XI if Fubo had not delivered a Direct Exchange Election Notice.

SECTION 11.04. Reservation of Shares of Class A Common Stock; Listing; Registration Rights Agreement.

(a) At all times, Fubo shall reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, the maximum number of shares of Class A Common Stock as shall be issuable upon a Share Settlement Exchange of all outstanding Paired Common Units; provided that nothing contained herein shall be construed to preclude Fubo from satisfying its obligations in respect of any such Share Settlement Exchange by delivery of purchased shares of Class A Common Stock (which may or may not be held in the treasury of Fubo) or the delivery of cash pursuant to a Cash Settlement. In connection with the delivery of a Share Settlement to any Redeeming Member in a Share Settlement Exchange, Fubo shall (i) prior to such delivery, use its commercially reasonable efforts to list such shares of Class A Common Stock on each securities exchange or automated or electronic quotation system on which the Class A Common Stock is traded or quoted at the time of such Exchange and (ii) to the extent such shares of Class A Common Stock are required to be registered under the Securities Act and a registration statement is effective and available for such shares, deliver such shares of Class A Common Stock that have been registered under the Securities Act for purposes of resale by the Redeeming Member (it being understood that any such shares may be subject to transfer restrictions under applicable securities Laws). Fubo covenants that all shares of Class A Common Stock issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable.

(b) The provisions of this Article XI shall be interpreted and applied in a manner consistent with the corresponding provisions of the Fubo Charter and, to the extent applicable, the Registration Rights Agreement.

SECTION 11.05. Surrender of Class B Common Stock. Simultaneous with the consummation of any Exchange, the Redeeming Member shall transfer and surrender to Fubo, free and clear of all Encumbrances, and Fubo shall cancel for no consideration, the Paired Class B Shares registered in the name of such Redeeming Member and corresponding to the Redeemed Units delivered by such Redeeming Member in such Exchange.

SECTION 11.06. Effect of Exercise of Exchange Right. This Agreement shall continue in accordance with, and subject to, its terms notwithstanding the consummation of an Exchange, and all governance or other rights set forth in this Agreement shall be exercised by the remaining Members and the Redeeming Member (to the extent of such Redeeming Member’s remaining Units). No Exchange shall relieve such Redeeming Member of any prior breach of this Agreement.

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SECTION 11.07. Exchange Expenses. Each Redeeming Member shall bear, without a right to reimbursement from the Company, Fubo or any other Member, its costs and expenses incurred in connection with the exercise of its rights and obligations pursuant to this Article XI. The Company shall bear, without a right to reimbursement from any Member, the costs and expenses incurred by the Company and by Fubo in connection with the exercise of the rights and obligations of the Company and Fubo pursuant to this Article XI. Notwithstanding the foregoing, the Company shall pay (i) all transfer, stamp and other similar taxes due with respect to the issuance or delivery of shares of Common Stock or other securities or property in connection with any Exchange and (ii) all expenses that the Company is obligated to bear pursuant to the Registration Rights Agreement.

ARTICLE XII

Admission of Members

SECTION 12.01. Substituted Members. Subject to the provisions of Article X, in connection with the Permitted Transfer of a Unit, the Transferee shall be admitted as a substituted Member of the Company (a “Substituted Member”) on the effective date of such Permitted Transfer, which effective date shall not be earlier than the date of compliance with the conditions to such Transfer, and the Schedule of Members shall be updated in accordance with Section 3.01(d).

SECTION 12.02. Additional Members. Subject to the provisions of Section 3.01 and Article X, any Person (other than the Members as of the Effective Time) may be admitted as an additional member of the Company (any such Person, an “Additional Member”) only upon furnishing to the Manager (a) counterparts of the Joinder and any applicable Other Agreements and (b) such other documents or instruments as may be reasonably necessary or appropriate to effect such Person’s admission as a Member (including entering into such documents as the Manager may deem appropriate in its reasonable discretion to effect the same). The admission of any Additional Member shall become effective on the date on which the Manager determines in its reasonable discretion that the conditions set forth in this Section 12.02 have been satisfied with respect to such Additional Member.

ARTICLE XIII

Resignation

SECTION 13.01. Withdrawal and Resignation of Members. No Member shall have the power or right to withdraw or otherwise resign as a Member prior to the dissolution and winding up of the Company pursuant to Article XIV. Upon or after the dissolution of the Company, a Member may resign as a Member solely with the prior written consent of the Manager. The attempt by any Member to resign as a Member upon or following the dissolution of the Company pursuant to Article XIV without the prior written consent of the Manager, but prior to such Member receiving the full amount of Distributions from the Company to which such Member is entitled pursuant to Article XIV, shall be deemed a breach this Agreement and such Member shall be liable to the Company for all damages (including all lost profits and special, indirect and consequential damages) directly or indirectly caused by the resignation of such Member as a Member. Upon a Transfer of all of a Member’s Units in a Transfer permitted by this Agreement, subject to the provisions of Section 10.06, such Member shall cease to be a Member.

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ARTICLE XIV

Dissolution and Liquidation

SECTION 14.01. Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following events:

(a) the decision of the Manager together with the approval of the Majority Members to dissolve the Company;

(b) a dissolution of the Company under Section 18-801(4) of the Delaware Act; or

(c) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act.

Except as otherwise set forth in this Article XIV, the Company is intended to have perpetual existence. The Company shall not be dissolved by the admission of any Additional Member or any Substituted Member or the withdrawal or resignation or attempted withdrawal or resignation of any Member. Notwithstanding any other provision of this Agreement, (i) an Event of Withdrawal with respect to any Member shall not cause such Member to cease to be a Member and, upon the occurrence of such Event of Withdrawal, the Company shall continue without dissolution and (ii) each of the Members hereby waives any right it may have to agree in writing to dissolve the Company upon an Event of Withdrawal (other than pursuant to Section 14.01(a)).

SECTION 14.02. Liquidation and Termination. Upon the dissolution of the Company, whether voluntary or involuntary, the Manager shall act as the liquidating trustee or may appoint one or more Persons to act as the liquidating trustee. The liquidating trustee shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Delaware Act. The costs of dissolution, liquidation and winding up shall be borne by the Company. Until final distribution, the liquidating trustee shall continue to operate the Company properties with all of the power and authority of the Manager. Subject to the Delaware Act, the steps to be accomplished by the liquidating trustee are as follows:

(a) as promptly as possible after dissolution and again after final liquidation, the liquidating trustee shall cause a proper accounting to be made, by a recognized firm of certified public accountants, of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(b) the liquidating trustee shall pay, satisfy or discharge from Company funds, or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidating trustee may reasonably determine):

(i) first, all expenses incurred in the dissolution, liquidation and winding up of the Company;

(ii) second, all of the debts, liabilities and obligations owed to creditors of the Company, other than Members; and

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(iii) third, all of the debts and liabilities owed to the Members (other than any distributions owed to such Members in their capacity as Members pursuant to this Agreement); and

(c) all remaining assets of the Company shall be distributed to the Members in accordance with Section 4.01(a) and Section 4.03(b)(i) by the end of the Taxable Year during which the final liquidation of the Company occurs (or, if later, within 90 days after the date of the final liquidation). The distribution of cash and property to the Members in accordance with the provisions of this Section 14.02 and Section 14.03 constitutes a complete return to the Members of their Capital Contributions, a complete distribution to the Members of their interest in the Company and all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of the Delaware Act. In the event that a Member returns funds to the Company, such Member shall have no claim against any other Member for those funds.

SECTION 14.03. Deferment; Distribution in Kind. Notwithstanding the provisions of Section 14.02, but subject to the order of priorities set forth therein, if upon dissolution of the Company the liquidating trustee determines that an immediate sale of all or part of the Company’s assets would be impractical or would cause undue loss (or would otherwise not be beneficial) to the Members, the liquidating trustee may, in the liquidating trustee’s sole discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy Company liabilities (other than loans to the Company by Members) and reserves. Subject to the order of priorities set forth in Section 14.02, the liquidating trustee may, in the liquidating trustee’s sole discretion, distribute to the Members, in lieu of cash, (a) all or any portion of such remaining Company assets in-kind in accordance with the provisions of Section 14.02(b)(iii) and Section 14.02(c), (b) as tenants in common and in accordance with the provisions of Section 14.02(b)(iii) and Section 14.02(c), undivided interests in all or any portion of such Company assets or (c) a combination of the foregoing. Any such Distributions in kind shall be subject to (i) such conditions relating to the disposition and management of such assets as the liquidating trustee deems reasonable and equitable and (ii) the terms and conditions of any agreements governing such assets (or the operation thereof or the holders thereof) at such time. Any Company assets distributed in kind will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Article V. The liquidating trustee shall determine the Fair Market Value of any property (other than cash) so distributed.

SECTION 14.04. Certificate of Cancellation. On completion of the distribution of Company assets as provided in this Article XIV, the Manager (or such other Person or Persons as the Delaware Act may require or permit) shall (a) file or cause to be filed a certificate of cancellation with the Secretary of State of the State of Delaware, (b) cancel any other filings made pursuant to this Agreement that are or should be cancelled and (c) take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 14.04.

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SECTION 14.05. Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 14.02 and Section 14.03 in order to minimize any losses otherwise attendant upon such winding up.

SECTION 14.06. Return of Capital. The liquidating trustee shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from Company assets available therefor).

ARTICLE XV

General Provisions

SECTION 15.01. Confidentiality.

(a) The Members and their respective Affiliates shall, and shall direct their respective Representatives to, (i) hold confidential and not disclose, without the prior written approval of the Manager, all confidential or proprietary written, recorded or oral information or data (including research, developmental, technical, marketing, sales, subscriber, financial, operating, performance, cost, business and process information or data, knowhow and computer programming and other software techniques) provided by or on behalf of the Company or any of its Subsidiaries to the Members or their respective Affiliates or Representatives, whether such confidentiality or proprietary status is indicated orally or in writing or if such Member (or the applicable Affiliate or Representative of such Member) should reasonably have understood that the information should be treated as confidential, whether or not the specific words “confidential” or “proprietary” are used (“Confidential Information”), and (ii) use such Confidential Information only for the purpose of performing its obligations hereunder, managing and monitoring such Member’s investment in the Company and its Subsidiaries and carrying on the business of the Company and its Subsidiaries; provided, that the Members and their respective Affiliates and Representatives may disclose or use such Confidential Information (x) in their capacity as directors, officers or employees of Hulu or its Affiliates, (y) to any other Member, in its capacity as such, to such Member’s Representatives that are attorneys, accountants, consultants and other professional advisors and to any Affiliate of such Member and their respective directors and employees, to the extent necessary to perform their services in connection with monitoring their investment in the Company and its Subsidiaries, in each case in the ordinary course of business (provided, however, that the recipients of such Confidential Information are subject to confidentiality and non-disclosure obligations at least as restrictive as those set forth in this Section 15.01) or (z) as may be necessary in connection with such Member’s enforcement of its rights under this Agreement.

(b) Notwithstanding the foregoing, the confidentiality and non-use obligations of Section 15.01(a) will not apply to Confidential Information:

(i) that any Member, its Affiliates or any of their Representatives is required to disclose by judicial or administrative process, or by other requirements of applicable Law or regulation or any governmental authority (including any applicable rule, regulation or order of a self-governing authority, including any securities exchange or national quotation system on which outstanding securities of Fubo or Disney are listed); provided that, if such Member is not a Hulu Group Entity, such Member shall, where and to the extent legally permitted and reasonably practicable, (A) give the Company reasonable notice of any such requirement and, to the extent protective measures consistent with such requirement are available, the opportunity to seek appropriate protective measures and (B) reasonably cooperate with the Company, at the Company’s sole cost and expense, in attempting to obtain such protective measures;

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(ii) that becomes available to the public other than as a result of a breach of this Section 15.01;

(iii) that can be demonstrated as having been independently developed by such Member without use of or reliance upon Confidential Information; or

(iv) that has been provided to any Member, its Affiliates or any of their respective Representatives by a Person (other than a Member or its Affiliates) who is not known, after reasonable inquiry, to be subject to the confidentiality obligations of this Section 15.01.

SECTION 15.02. Amendments.

(a) Any amendment or modification of this Agreement shall require the affirmative consent or approval of the Majority Members and shall be made in accordance with Section 14.01 and Section 14.02, as applicable, of the Fubo Charter; provided, however, that any such amendment that changes (i) the rights, powers or duties of the Members holding a class or series of Units so as to affect such rights, powers or duties adversely shall also require the affirmative consent or approval of the Members holding a majority of the outstanding Units of such affected class or series, (ii) this Section 15.02(a) (including related definitions as they are used directly or indirectly herein) shall also require the affirmative consent or approval of the Manager and each Member and (iii) any provision that expressly requires the approval, consent or action of any Member or adversely affects such Member as compared to the effect of such amendment on the other Members shall also require the affirmative consent or approval of such first Member.

(b) Notwithstanding the foregoing, the Manager may amend or modify any provision of this Agreement or the Schedule of Members pursuant to Section 3.01(d), Section 3.02(b) or Section 6.01(c) without further act, vote, approval or consent of the Members or any other Person notwithstanding any other provision of this Agreement or, to the fullest extent permitted by applicable Law, the Delaware Act or other applicable Law, so long as such amendment or modification does not change the powers, preferences or relative, participating, optional, special or other rights, if any, or the qualifications, limitations or restrictions of the Members holding a class or series of Units so as to affect them adversely.

SECTION 15.03. Title to Company Assets. Company assets shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. The Company shall hold title to all of its property in the name of the Company and not in the name of any Member. All Company assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company assets is held. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be transferred or encumbered for, or in payment of, any individual obligation of any Member.

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SECTION 15.04. Addresses and Notices. All notices, requests, claims, demands and other communications hereunder to any party hereto shall be in writing and shall be deemed given if delivered personally, by email (to the extent that no “bounce back” or similar message indicating non-delivery is received with respect thereto) or if sent by overnight courier (providing proof of delivery) to the parties hereto at the following addresses, or such other address or email address as such party may hereafter specify by like notice to the other parties hereto:

(a) if to the Company:

Fubo Operations LLC
1290 Avenue of the Americas, 9th Floor
New York, New York 10104
Attention:	Chief Legal Officer
Email:	* * *

(b) if to Fubo:

FuboTV Inc.
1290 Avenue of the Americas, 9th Floor
New York, New York 10104
Attention:	Chief Legal Officer
Email:	* * *

(c) if to Hulu:

c/o The Walt Disney Company
500 South Buena Vista Street
Burbank, California 91521
Attention:	Justin Warbrooke
James Kapenstein
Email:	* * *
* * *

(d) if to any other Member: to the address or addresses specified in a Joinder executed pursuant to Section 12.02.

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Any notice delivered pursuant to subsections (a) or (b) of this Section 15.04 shall include a further copy (which shall not constitute notice) to:

Latham & Watkins LLP
1271 Avenue of the Americas
New York, New York 10020
Attention:	Andrew Elken
Owen Alexander
Greg Rodgers
Jenna Cooper
Email:	Andrew.Elken@lw.com
Owen.Alexander@lw.com
Greg.Rodgers@lw.com
Jenna.Cooper@lw.com

Any notice delivered pursuant to subsection (c) of this Section 15.04 shall include a further copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP
Two Manhattan West
375 Ninth Avenue
New York, New York 10001
Attention:	Faiza Saeed
Daniel Cerqueira
Cole DuMond
Alexander Greenberg
Email:	fsaeed@cravath.com
dcerqueira@cravath.com
cdumond@cravath.com
agreenberg@cravath.com

SECTION 15.05. Binding Effect; Intended Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

SECTION 15.06. Creditors. To the fullest extent permitted by applicable Law, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Company Profits, Losses, Distributions, capital or property other than as a secured creditor.

SECTION 15.07. Waiver. No failure by any party hereto to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

SECTION 15.08. Counterparts; Delivery by Electronic Transmission. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of electronic mail transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. This Section 15.08 shall apply mutatis mutandis to any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto.

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SECTION 15.09. Governing Law; Specific Performance.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

(b) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party hereto agrees that, in the event of any breach or threatened breach by any other party hereto of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it, including pursuant to this Agreement, whether in law or equity) to (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (ii) an injunction restraining such breach or threatened breach, without proof of damages or otherwise. No party hereto shall oppose the granting of an injunction or other equitable relief to prevent any breach of this Agreement or to enforce specifically the terms and provisions of this Agreement on the basis that the other parties have an adequate remedy at law or that an award of equitable relief is unenforceable, invalid or not an appropriate remedy for any reason at law or equity. No party hereto seeking any injunction or other equitable relief to prevent any breach of this Agreement or to enforce specifically the terms and provisions of this Agreement in accordance with this Section 15.09 shall be required to provide any bond or other security in connection with any such order or injunction.

SECTION 15.10. Dispute Resolution; Arbitration. Except as otherwise set forth in Section 15.10(e), any and all controversies, claims or disputes arising out of or related to this Agreement or the interpretation, performance or breach hereof, including any action or claim based in tort, contract or statute or alleged violations of state or federal common law rights or duties, and the determination of the scope or applicability of the agreement to arbitrate set forth in this Section 15.10 (each, a “Dispute”), shall be resolved according to the following procedures, which shall constitute the sole dispute resolution mechanism hereunder:

(a) In the event that the parties hereto are unable to resolve any Dispute informally following good faith discussions, then such Dispute shall be submitted to confidential, final and binding arbitration before a single arbitrator (the “Initial Arbitrator”). If the parties to any Dispute are unable to agree on an Initial Arbitrator within 15 Business Days after the commencement of an arbitration, an Initial Arbitrator shall be selected in accordance with the rules of JAMS or its successor (“JAMS”). Unless the parties to the Dispute agree otherwise, the Initial Arbitrator shall be a former or retired judge or justice of any New York state or federal court with experience in matters involving the digital media industry. The arbitration shall be initiated and conducted according to the JAMS Comprehensive Arbitration Rules and Procedures, except as modified herein, including the Optional Appeal Procedure, in effect at the time the request for arbitration is made (the “Arbitration Rules”), at the office of JAMS in New York, New York or at such other location as may be agreed to by the parties to the Dispute.

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(b) Within 10 Business Days after the rendering of an award, any party to the Dispute may notify JAMS of its intention to appeal the award. The appeal will be administered by JAMS and conducted at the office of JAMS in New York, New York or at such other location as may be agreed to by the parties to the Dispute. The appeal shall be heard by a single Arbitrator or, at the election of any party to the Dispute, by three arbitrators (each such arbitrator, an “Appeal Arbitrator”; each Initial Arbitrator or Appeal Arbitrator, an “Arbitrator”); provided that, unless the parties to the Dispute agree otherwise, (i) each Appeal Arbitrator shall be a former or retired judge or justice of any New York state or federal court with experience in matters involving the digital media industry and (ii) if such appeal is heard by a single Appeal Arbitrator, such Appeal Arbitrator must have at least 15 years’ experience as a judge. If the parties to any Dispute are unable to agree on the Appeal Arbitrator(s) within 15 Business Days after a notice of an appeal is served on each other party to such Dispute, the Appeal Arbitrator(s) shall be selected in accordance with the JAMS rules. The Appeal Arbitrator(s) shall be entitled to accept the initial award, modify the award or substitute his or her own award. The award, as confirmed, modified or replaced by the Appeal Arbitrator(s), shall be final and binding, and judgment thereon may be entered by any court having jurisdiction thereof. Except as provided herein, the JAMS Optional Appeal Arbitration Procedure shall apply to the appeal.

(c) Each Arbitrator shall serve as a neutral, independent and impartial arbitrator. In adjudicating the Dispute, the Arbitrators shall follow Delaware Law for substantive issues and the applicable Arbitration Rules (including the JAMS Rules and Procedures) for issues of procedure; provided that the Initial Arbitrator shall entertain any motion for summary judgment by any party to the Dispute and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. To the extent that discovery is allowed under the Arbitration Rules, the Federal Rules of Civil Procedure shall govern any expert discovery. The Arbitrators shall have the power and authority to award any relief that would have been available in any court, including equitable relief (e.g., injunction, specific performance), and, cumulative with all other remedies, shall grant specific performance whenever possible. Notwithstanding the foregoing, the Arbitrators shall have no power to issue any award or decision that is contrary to, or inconsistent with, any applicable statute, case law or constitutional law, nor shall the Arbitrators have any power to modify or change any material term of this Agreement; provided that, for the avoidance of doubt, this sentence shall not change that Delaware Law, and not any other Law, shall apply to all substantive issues. The parties hereto hereby waive the right to seek special, punitive, exemplary, incidental, consequential or indirect damages, or loss of profits, in connection with any Dispute, and the Arbitrators shall have no authority to award any such damages or losses on any basis and such relief shall not be recoverable by any other process or in any other proceeding.

(d) The Arbitrators will provide a detailed written statement of decision, which will be part of the arbitration award and admissible in any judicial proceeding to confirm, correct or vacate the award. If, and only if, any party to the Dispute refuses to perform any or all of its obligations under the final arbitration award (following appeal, if applicable, pursuant to this Section 15.10) within 30 days after such award is rendered and after such party is given five Business Days’ written notice to cure its failure to perform, then any other party to the Dispute may enforce the final award in any court of competent jurisdiction in state or federal court in New York County, New York.

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(e) Nothing herein shall preclude any party to a Dispute from seeking, in accordance with this Section 15.10(e), preliminary or provisional relief from a state or federal court of competent jurisdiction in the State of New York as may be necessary to protect such party’s rights and interests hereunder. Without otherwise limiting the intent of the parties hereto that all Disputes be subject to arbitration as described in this Section 15.10, any Dispute, or portion thereof, seeking a pre-arbitral injunction, pre-arbitral attachment or other Order in aid of arbitration may, and any Dispute, or portion thereof, that may not be arbitrated pursuant to applicable Law shall, be submitted for trial exclusively in the United States District Court for the Southern District of New York, or, if and only if the United States District Court for the Southern District of New York does not have jurisdiction, then before the State Supreme Court in New York County, New York, or, if and only if neither such court shall have jurisdiction, then before any other court sitting in New York County, New York having subject matter jurisdiction. The parties hereto expressly consent to the exclusive jurisdiction of such courts and consent to service of process outside of the State of New York pursuant to the requirement of such court in any matter subject to it. Any process in such proceedings may be served by, in addition to other methods available under applicable Law, delivering or mailing such process, by registered or certified mail, to such addresses as are designated in Section 15.04. Any such delivery or mail service shall have the same effect as personal service within the State of New York; provided that the documents are also sent via e-mail to the applicable e-mail addresses designated in Section 15.04. Without limiting any pre-arbitral relief that may be granted by a court in accordance with this Section 15.10(e), the Arbitrators shall have the full authority to grant preliminary or provisional relief, to order any party to any Dispute to request that a court modify or vacate any pre-arbitral relief issued by such court and to award damages for the failure of such party to comply with such order.

(f) Claimants and respondents shall bear their own costs of the arbitration, including attorney’s fees and expenses, and share equally the Arbitrators’ fees and JAMS’ administrative costs. For purposes of cost sharing, all claimants shall be considered one party and all respondents shall be considered one party.

(g) The parties hereto agree that any arbitration hereunder, including any related appeal, shall be kept confidential, and that the existence of the proceeding and all of its elements (including any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any awards) shall be deemed confidential and shall not be disclosed beyond the Arbitrators, the parties to the Dispute, their respective counsels, outside experts and consultants assisting the parties’ respective counsels in connection with such Dispute and any other Person who is necessary to the conduct of the arbitration proceeding, except as and to the extent required by applicable Law. The parties hereto also agree that any court proceeding shall be kept confidential and that, in the event any party to a Dispute makes application to any court in connection with this Agreement (including any proceedings to compel arbitration or to enforce a final award which can only be instituted if another party refuses to perform its obligations under this Agreement), such party shall take all steps reasonably within its power to cause such application, and any exhibits (including copies of any award or decisions of the Arbitrators), to be filed under seal, shall oppose any challenge by any third party to such sealing and shall give any other party involved in the applicable proceeding or arbitration notice of any such challenge.

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SECTION 15.11. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable Law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

SECTION 15.12. Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement.

SECTION 15.13. Effectiveness. This Agreement shall be effective as of the Closing (as defined in the Business Combination Agreement) (the “Effective Time”).

SECTION 15.14. Entire Agreement. This Agreement and those documents expressly referred to herein constitute the entire agreement, and supersede all other prior agreements and understandings (both written and oral), among the parties hereto with respect to the subject matter hereof and thereof. For the avoidance of doubt, the Original LLC Agreement, as in effect immediately prior to the Effective Time, is superseded by this Agreement as of the Effective Time and shall be of no further force and effect thereafter.

SECTION 15.15. Remedies. Each Member shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any Law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Law.

SECTION 15.16. Interpretation. When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article, Section, Exhibit or Schedule to this Agreement unless otherwise indicated. The words “include”, “includes” and “including” when used herein shall not be deemed to be terms of limitation, but rather shall be deemed in each case to be followed by the words “without limitation”. The word “will” shall be construed to have the same meaning as the word “shall”. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “or” shall not be exclusive. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to “this Agreement” “hereof”, “herein”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement and include any exhibits, schedules or other attachments to this Agreement. References to the Stockholders Agreement shall be operative only so long as such agreement remains in effect. Whenever required by the context, references to a Fiscal Year shall refer to a portion thereof. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. The parties hereto have participated jointly in the negotiation and drafting of this Agreement with the assistance of counsel and other advisors and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement or interim drafts of this Agreement. References to “days” shall mean “calendar days” unless expressly stated otherwise.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Amended and Restated Limited Liability Company Agreement of Fubo Operations LLC as of the date first set forth above.

As the Company

FUBO OPERATIONS LLC

By:	/s/ James Kapenstein
Name:	James M. Kapenstein
Title:	Authorized Signatory

As a Member

HULU, LLC

By:	/s/ James Kapenstein
Name:	James M. Kapenstein
Title:	Authorized Signatory

As a Member and as the Manager

FUBOTV INC.

By:	/s/ Gina DiGioia
Name:	Gina DiGioia
Title:	Chief Legal Officer and Corporate Secretary

[Signature page to the Amended and Restated Limited Liability Company Agreement]

Exhibit A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of [●] (this “Joinder”), is delivered pursuant to that certain Amended and Restated Limited Liability Company Agreement of Fubo Operations LLC, a Delaware limited liability company (the “Company”), entered into effective as of October 29, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “LLC Agreement”). Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the LLC Agreement.

1.	Joinder to the LLC Agreement. Upon the execution of this Joinder by the undersigned and delivery hereof to the Manager, the undersigned hereby is and hereafter will be a Member under the LLC Agreement and a party thereto, with all the rights, privileges and responsibilities of a Member thereunder. The undersigned hereby agrees that it shall comply with and be fully bound by the terms of the LLC Agreement as if it had been a signatory thereto as of the date thereof. The undersigned consents and agrees that its signature page hereto may be appended to the LLC Agreement as the undersigned’s signature thereto.

2.	Incorporation by Reference. All terms and conditions of the LLC Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.

3.	Address. All notices under the LLC Agreement to the undersigned shall be directed to:

[Name]

[Address]

[City, State, Zip Code]

Attention:

Email:

A-1

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

[NAME OF NEW MEMBER]

By:
Name:
Title:

Accepted and agreed
as of the date first set forth above:

FUBO OPERATIONS LLC

By:	FuboTV Inc., its manager

By:
Name:
Title:

[Signature page to Limited Liability Company Agreement Joinder]

A-2